SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X)  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              EMERGENT GROUP, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              EMERGENT GROUP, INC.


                         15 SOUTH MAIN STREET, SUITE 750
                                 P. O. BOX 17526
                           GREENVILLE, SOUTH CAROLINA





                                                        April 22, 1997

To All Shareholders:

           You are cordially invited to attend the Annual Meeting of Shareholders of Emergent Group, Inc. (the "Company"), which will be held at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina, on Tuesday, May 27, 1997, at 9:00 A.M. All holders of the Company's outstanding Common Stock of record at the close of business on March 31, 1997, are entitled to notice of and to vote at the Annual Meeting.

           Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the Annual Meeting and shareholders will have an opportunity to ask questions.

           Upon adjournment of the Annual Meeting, the Directors and officers will be available to confer informally with shareholders.

           We hope that you will attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy promptly in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

           The Company's Annual Report for 1996 is included in this package, and we urge you to read it carefully.

                                    Sincerely yours,



                                    John M. Sterling, Jr.
                                    CHAIRMAN OF THE BOARD AND
                                    CHIEF EXECUTIVE OFFICER

                              EMERGENT GROUP, INC.
                         15 SOUTH MAIN STREET, SUITE 750
                                 P. O. BOX 17526
                        GREENVILLE, SOUTH CAROLINA 29606
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 27, 1997
                            ------------------------


TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Emergent Group, Inc. (the "Company") will be held at 9:00 A.M. on May 27, 1997, at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina, for the purpose of considering and acting upon the following:

1. The election of eight Directors to serve for specified terms, or until the next Annual Meeting of Shareholders, or until their successors have been elected and qualified;

2. The proposal to increase the authorized common stock, par value $0.05 per share, of the Company (the "Common Stock") from 30,000,000 shares to 100,000,000 shares (the "Stock Increase Proposal");

3. The proposal to authorize the Company to issue 20,000,000 shares of preferred stock with such rights and preferences as the Board of Directors may determine (the "Preferred Stock Proposal");

4. The proposal to amend the Company's Articles of Incorporation to provide for staggered terms for its Board of Directors and to provide that a Director may be removed prior to the expiration of his or her term only for cause (the "Staggered Board Proposal");

5. The proposal to amend the Company's Articles of Incorporation to eliminate cumulative voting rights with respect to the election of Directors (the "Cumulative Voting Proposal");

6. The proposal to amend the Company's Articles of Incorporation to increase to 80% the vote required to approve certain corporate transactions (the "Supermajority Proposal");

7. The proposal to amend the Company's Articles of Incorporation to establish relevant factors to be considered by the Board of Directors in evaluating certain extraordinary corporate transactions (the "Relevant Factors Proposal");

8. The proposal to amend the Company's 1995 Employee and Officer Stock Option Plan to increase by 150,000 shares the number of shares authorized for grant to a total of 716,667 shares (the "Option Plan Amendment");

9. The proposal to approve the Company's Employee Stock Purchase Plan through which the Company is authorized to offer 200,000 shares of the Company's Common Stock for purchase by its employees at a discount of 15% below the applicable market price subject to the terms and conditions of the plan (the "Purchase Plan Proposal"); and

10. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.

         Only those shareholders of record at the close of business on March 31, 1997, will be entitled to notice of the meeting and to vote at the meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS,



                                         C. THOMAS WYCHE, SECRETARY
Greenville, South Carolina
April 22, 1997

             A form of proxy and the Annual Report of the Company for the calendar year 1996 are enclosed. You are cordially invited to attend the meeting in person but, whether or not you plan to attend, you are urged to SIGN, DATE and RETURN the proxy in the enclosed, postage-paid, addressed envelope. If you attend the meeting, you may either vote by your proxy or withdraw your proxy and vote in person.

                              EMERGENT GROUP, INC.

                         15 SOUTH MAIN STREET, SUITE 750
                                 P. O. BOX 17526
                        GREENVILLE, SOUTH CAROLINA 29606
                            ------------------------

                                 PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 27, 1997



         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Emergent Group, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 9:00 A.M. on Tuesday, May 27, 1997, at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina. The approximate date of mailing this Proxy Statement is April 22, 1997.

         Shares represented by proxies in the accompanying form, if properly signed and returned and not revoked before their voting, will be voted at the Annual Meeting and any adjournment or adjournments thereof in accordance with the specifications made thereon. If a proxy is signed and returned without indicating any voting instructions, the shares represented by that proxy will be voted: (1) FOR the election of the nominees for Director named in this proxy statement; (2) FOR the proposal to increase the authorized common stock, par value $0.05 per share, of the Company (the "Common Stock") from 30,000,000 shares to 100,000,000 shares (the "Stock Increase Proposal"); (3) FOR the proposal to amend the Company's Articles of Incorporation (the "Articles") to authorize the Company to issue 20,000,000 shares of preferred stock with such rights and preferences as the Board of Directors (the "Board") may determine (the "Preferred Stock Proposal"); (4) FOR the proposal to amend the Company's Articles to provide for staggered terms for its Board members and to provide that a Director may be removed prior to the expiration of his or her term only for cause (the "Staggered Board Proposal"); (5) FOR the proposal to amend the Company's Articles to eliminate cumulative voting rights with respect to the election of Directors effective after the Annual Meeting (the "Cumulative Voting Proposal"); (6) FOR the proposal to amend the Company's Articles to increase to 80% the vote required to approve certain corporate transactions (the "Supermajority Proposal"); (7) FOR the proposal to amend the Company's Articles to establish relevant factors to be considered by the Board in evaluating certain extraordinary corporate transactions (the "Relevant Factors Proposal");
(8) FOR the proposal to amend the 1995 Employee and Officer Stock Option Plan to increase the shares authorized for grant by 150,000 shares to 716,667 shares (the "Option Plan Amendment"); (9) FOR the proposal to adopt the Company's Employee Stock Purchase Plan through which the Company is authorized to offer 200,000 shares of the Company's Common Stock for purchase by the employees at a discount of 15% below the market price as defined in the plan ( the "Purchase Plan Proposal"); and (10) in the discretion of the proxy holders on such other matters as may properly come before the Annual Meeting.

         Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company prior to the proxy being voted, by mailing to the Company a later dated proxy which is received by the Company prior to the Annual Meeting, or by attending the Annual Meeting and giving notice of revocation to the Secretary of the Company either prior to the meeting or in open meeting prior to the proxy being voted (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Emergent Group, Inc., Post Office Box 17526, Greenville, South Carolina 29606, Attention: Secretary.

         Shareholders of record at the close of business on March 31, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of such date, there were outstanding 9,144,430 shares of Common Stock, each of which is entitled to one vote. An automated system administered by the Company's transfer agent tabulates the votes. Each is tabulated separately. Abstentions and broker non-votes are each included in the determination of the number of shares present for purposes of determining whether a quorum exists. A majority of the shares outstanding and represented in person or by proxy will constitute a quorum at the Annual Meeting.

         Abstentions and broker nonvotes have no effect with respect to any of the proxy items presented herein. Directors are elected by a plurality of votes cast by the shares voting in person or by proxy at the Annual Meeting. Items 2 (Stock Increase Proposal), 3 (Preferred Stock Proposal), 4 (Staggered Board Proposal) and 7 (Relevant Factors Proposal) require the affirmative vote of two-thirds (2/3) of the shares of Common Stock of the Company outstanding on the Record Date. Item 5 (Cumulative Voting Proposal) requires the affirmative vote of two-thirds (2/3) of the shares of Common Stock of the Company outstanding on the Record Date and may not be voted against by that number of shares which would be sufficient to elect a Director if voted cumulatively at an election of the entire Board (1,016,049 shares). Item 6 (Supermajority Proposal) requires the affirmative vote of the holders of 80% of the shares of Common Stock of the Company outstanding on the Record Date. Items 8 (Option Plan Amendment) and 9 (Purchase Plan Proposal) require the affirmative vote of a majority of the shares present or represented at the Annual Meeting and voting on the matter.

         This solicitation of proxies is made by the Company, and the Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing the Proxy Statement, Notice of Annual Meeting and Proxy Card (collectively, the "Proxy Materials"). Proxies will be solicited principally through these Proxy Materials. However, the Company has also engaged the firm of Corporate Investor Communications, Inc. ("CIC") as proxy solicitors to assist the Company in this proxy solicitation. Employees of CIC may contact shareholders by mail, by telephone or through personal solicitation. The Company expects to pay CIC approximately $5,000 in connection with such solicitation. Proxies may also be solicited by telephone or through personal solicitation conducted by employees of the Company. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with this proxy solicitation. Banks, brokers and other custodians are requested to forward these Proxy Materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending these Proxy Materials to beneficial owners of the Common Stock.

                              ELECTION OF DIRECTORS
                                 (PROXY ITEM 1)


GENERAL

         The Company's Bylaws provide that the Company shall have at least three and no more than nine Directors, with the exact number to be determined by the Board. The Board has, by resolution, fixed the number of Directors at eight. If the Staggered Board Proposal is approved, the Directors shall serve for the terms set forth above their names or until their successors have been duly qualified and appointed. If the Staggered Board Proposal is not approved, each Director will serve until the next annual meeting of shareholders or until his successor has been elected or appointed. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees for Director are currently Directors of the Company, except for Dr. Blackwell and Mr. Philpott. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board for any reason may be filled by vote of a majority of the Directors then in office until the next meeting of shareholders.

CUMULATIVE VOTING

         The Company's Common Stock may be voted cumulatively in the election of Directors. If the Cumulative Voting Proposal (Proxy Item 5) is adopted, it will not affect cumulative voting with respect to the election of Directors at this Annual Meeting. The right to vote cumulatively means that each shareholder entitled to vote at the election of Directors shall be entitled to as many votes as shall equal the number of shares of Common Stock held by the shareholder as of the Record Date multiplied by the number of Directors to be elected and may cast all such votes for a single candidate or may distribute them among two or more candidates nominated for Director. No shares may be voted in such manner unless the shareholder intending to vote cumulatively shall either: (1) give separate written designation to an officer of the Company not less than 48 hours before the time for the meeting, stating that such shareholder intends to vote his or her shares cumulatively, which notice will be announced in the meeting before the voting, or (2) announce his or her intention in the meeting before the voting for Directors shall commence. Instructions with respect to cumulative voting on the proxy card do not constitute notice of an election that a shareholder intends to vote his or her shares cumulatively. In the event that cumulative voting is invoked, the person presiding may, or if requested by any shareholder shall, recess the meeting for a period not to exceed two hours. If any shareholder of the Company exercises his or her right to vote cumulatively in the election of Directors, all shares, including those to be voted by proxy holders, will be voted cumulatively. If there is no designation and cumulative voting rights are invoked, proxy holders, in their own judgment, will cumulate votes for Directors to secure the election of as many as possible of the Board's nominees. Directors will be elected by a plurality of votes.

NOMINEES

         The names of the nominees for Director, together with their proposed terms and certain information about them, are as follows:


                                   DIRECTOR
     NAME AND AGE                  SINCE            PRINCIPAL OCCUPATION

FOR TERMS EXPIRING IN 1998
JOHN M. STERLING, JR. (59)         1991           Chairman of the Board and Chief
                                                  Executive Officer of the Company; President
                                                  of  Palmetto Seed Capital Corporation (1)

PORTER B. ROSE (55)                1991           President, Liberty Insurance Services, Inc.;
                                                  President, Liberty Investment Group, Inc.;
                                                  Chairman, Liberty Properties Group, Inc.;
                                                  Chairman, Liberty Capital Advisors, Inc. (2)

FOR TERMS EXPIRING IN 1999
CLARENCE B. BAUKNIGHT (60)         1995           Chairman of the Board,
                                                  Enterprise Computer Systems, Inc. (3)

KEITH B. GIDDENS (42)              1992           President and Chief Operating
                                                  Officer of the Company (4)

TECUMSEH HOOPER, JR. (49)          1991           President, Mid-South Region of Ikon Office Solutions,
                                                  Inc. (5)

FOR TERMS EXPIRING IN 2000
LARRY G. BLACKWELL, Ph.D. (56)     ---            Chairman of the Board, Chief Executive Officer and
                                                  President of Datastream Systems, Inc. (6)

BUCK MICKEL (71)                   1991           Chairman of the Board and Chief
                                                  Executive Officer, RSI Holdings, Inc. (7)

J. ROBERT PHILPOTT, JR. (50)       ---            President, Philpott, Ball & Co. (8)


(1) Mr. Sterling was elected President, Chief Executive Officer and Chairman of the Board of the Company in January 1991. Mr. Sterling has served as President of Palmetto Seed Capital Corporation since November 1993. Palmetto Seed Capital Corporation is the general partner of Palmetto Seed Capital, L.P. ("PSC"). PSC invests primarily in early stage South Carolina companies and is managed by the Company. Mr. Sterling was Chairman of the Board and Chief Executive Officer of Modern Office Machines, Inc. ("MOM"), which is engaged in the sale of office equipment and supplies, from 1981 through August 1992. Mr. Sterling served as General Partner and Manager of Reedy River Ventures ("RRV"), which Mr. Sterling founded, from 1981 to 1995. In 1995 the Company became General Partner and Manager of RRV. RRV is a Small Business Investment Company licensed by the Small Business Administration to invest in small businesses. Mr. Sterling also serves on the Board of Directors of Datastream Systems, Inc. and several private companies.


(2) Mr. Rose has been President of Liberty Insurance Services, Inc. ("Liberty Services") since January 1995, President of Liberty Investment Group, Inc. ("Liberty Group") since April 1992, and Chairman of Liberty Capital Advisors, Inc. ("Liberty Capital") and of Liberty Properties Group, Inc. ("Liberty Properties") since January 1987 (collectively, the "Liberty Subsidiaries"). Mr. Rose served as President of Liberty Capital from January 1987 to April 1992 and as Executive Vice President of Investments for Liberty Life Insurance Company from 1983 through 1986. The Liberty Subsidiaries variously engage in property development, third-party administration for non-affiliated life insurance companies, and the management of investment portfolios for Liberty Corporation, its subsidiaries and other clients. Assets managed by the Liberty Subsidiaries total approximately $2 billion. Liberty Services, Liberty Group, Liberty Capital, Liberty Properties and Liberty

         Life Insurance Company are subsidiaries of Liberty Corporation. Liberty Corporation is a holding company engaged in insurance and media activities.

(3) Mr. Bauknight has served since 1978 as Chairman of the Board of Enterprise Computer Systems, Inc., which is engaged in the development of computer software for the building supply industry. Mr. Bauknight has also served as Chairman of the Board and CEO of Builderway, Inc. from 1976 to 1996. Builderway, Inc. is engaged in the business of distribution and retail sale of building supplies and appliances. Mr. Bauknight also serves on the Board of Directors of Builder Marts of America, Inc. and Pelican Companies, Inc., both of which are building supply companies. Mr. Bauknight was a founder of Builderway, Inc., Enterprise Computer Systems, Inc., and Builder Marts of America, Inc.

(4) Mr. Giddens has served as President and COO of the Company since August 1996, as Executive Vice President and COO of the Company from November 1995 to August 1996 and as Vice President of Operations of the Company from 1994 to 1995. He has served as CEO and Vice-Chairman of Carolina Investors, Inc. ("CII"), and as CEO and Chairman of Premier Financial Services, Inc. ("Premier"), The Loan Pro$, Inc. ("Loan Pro$"), and Emergent Business Capital, Inc. ("EBC") since the date of their respective acquisitions by the Company in 1991. In addition, Mr. Giddens has served as Chairman of Emergent Financial Corp. ("EFC"), a subsidiary of the Company, since the formation of EFC in 1995. Mr. Giddens was a partner in the public accounting firm of Ernst & Young LLP from October 1988 through April 1991 and a Senior Manager at such firm from October 1984 through September 1988.

(5) Mr. Hooper served as Treasurer of the Company from January 1991 through 1992. Mr. Hooper has served as President, Mid-South Region of IKON Solutions, Inc. ("IKON") since 1995 and as President of MOM since 1982. From October 1994 through September 1995, Mr. Hooper served as Southeast Regional Director for IKON, MOM's parent company. From 1981 to 1995, Mr. Hooper also served as General Partner of RRV.

(6) Dr. Blackwell has been Chairman of the Board, CEO and President of Datastream Systems, Inc. since 1986. Datastream Systems, Inc. is engaged in the business of developing and marketing computer software used for industrial maintenance. Dr. Blackwell served as President of the Datastream Division of RMT from 1984 through 1986, at which time Dr. Blackwell purchased the Datastream Division from RMT, a subsidiary of Wisconsin Power and Light. From 1974 to 1984, Dr. Blackwell served as Chairman of EDI Technology Companies, an environmental and industrial process engineering consulting company of which he was the co-founder.

(7) Mr. Mickel has served since 1989 as Chairman of the Board and Chief Executive Officer of RSI Holdings, Inc., which, until 1994, engaged in the distribution of outdoor power and turf care equipment and is currently seeking new business opportunities. Mr. Mickel has served in various executive positions, including Vice Chairman of the Board of Fluor Corporation, a construction firm, from which he resigned in 1987, and Chairman of the Board of Daniel International Corporation, a construction firm and a subsidiary of Fluor Corporation, from which he resigned in 1987. Mr. Mickel also serves on the Board of Directors of Fluor Corporation, Liberty Corporation, Duke Power Company, Delta Woodside Industries, Inc. and Insignia Financial Group, Inc.

(8) Mr. Philpott has been President of Philpott, Ball & Company since 1991. Philpott, Ball & Company, which Mr. Philpott founded in 1991, is engaged in the business of providing investment banking service to small to mid-size companies. Mr. Philpott was Managing Director of the Capital Markets Group for Interstate/Johnson Lane Corporation, an investment banking firm ("IJL"), from 1989 to 1990. From 1985 to 1989, Mr. Philpott served as Senior Vice President and Manager of IJL's
         Corporate  Finance  Department.  From  1981 to 1985,  he served as Vice
         President in the Corporate Finance Department of J.C. Bradford & Company, an investment banking firm. Mr. Philpott also served as a regional corporate lending officer for Wachovia Bank and Trust Company, N.A., from 1972 to 1981. Mr. Philpott serves on the Board of Directors of Pluma, Inc.

         The Board has designated Mr. Jacob H. Martin, who has served on the Board since 1991 and who is retiring from service this year, as a Director Emeritus for a one-year term, and granted him a $5,000 stipend in connection therewith. The Board and the Company are grateful for his many years of service.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year, and written representations that no Form 5 was required, the Company believes that all of its executive officers, Directors and persons who may have been deemed to be greater than 10% shareholders during the year have made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") except as follows: Mr. Martin made a late filing of a Form 4 reporting three transactions and Mr. Rose made a late filing of a Form 4 reporting four transactions.

                             MEETINGS AND COMMITTEES

         During fiscal 1996, the Company's Board met four times. Each Director attended more than 75% of the total number of meetings of the Board and all committees on which he served.

         The Board has an Executive Committee, the function of which is to make decisions between meetings of the Board of Directors pursuant to authority delegated by the Board. The current members of the Executive Committee are Messrs. Sterling, Rose and Mickel. The Executive Committee met twice during 1996.

         The Board also has an Audit Committee, which is responsible for reviewing and making recommendations regarding the Company's engagement of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The current members of the Audit Committee are Messrs. Hooper, Bauknight and Rose. The Audit Committee met once during 1996.

         The Board also has a Compensation Committee, the function of which is to make recommendations to the Board as to the salaries, bonuses and stock option awards of the officers and employees of the Company. The current members of the Compensation Committee are Messrs. Bauknight, Mickel and Jacob H. Martin, who is retiring from the Board. The Compensation Committee met once during 1996.

         The Board has a Risk Oversight Committee, the function of which is to review the operations of the Company with a view toward assessing various Company risks, including asset/liability risk, interest rate risk, credit risk and liquidity risk. The current members of the Risk Oversight Committee are Messrs. Bauknight, Rose and Hooper. The Risk Oversight Committee met once during 1996.

         The Board does not have a Nominating Committee. The functions of a Nominating Committee are performed by the Board as a whole.


                                 DIRECTORS' FEES

         Nonemployee Board members receive a Director's fee of $12,000 per year. Pursuant to the terms of the Company's Director Stock Option Plan, each nonemployee Director of the Company (an "Outside Director") is entitled to receive automatically from the Company on December 15 of each year options with respect to an aggregate of 666 shares of Common Stock. Such options have an exercise price equal to the closing market price of the Common Stock on the date of grant. On

December 31, 1996, each of Messrs. Bauknight, Hooper, Martin, Mickel and Rose received options with respect to 666 shares of Common Stock. The options have a per share exercise price of $11.25.

         In addition, pursuant to the terms of the Company's Restricted Stock Agreement Plan, each Outside Director is entitled to receive annual grants of agreements entitling him to purchase, at $.05 per share, a number of shares of Common Stock having a fair market value of $12,000. On January 31, 1997, each of Messrs. Bauknight, Hooper, Martin, Mickel and Rose received restricted stock agreements with respect to 800 shares of Common Stock. Such shares may be purchased from the Company for $.05 per share but are subject to a risk of forfeiture under certain conditions.

                        EXECUTIVE OFFICERS OF THE COMPANY

           The following table sets forth certain information regarding the current executive officers of the Company:


NAME AND AGE                        POSITION

John M. Sterling, Jr. (59)         Chairman of the Board and Chief Executive
                                   Officer (1)

Keith B. Giddens (42)              President and Chief Operating Officer (1)

Kevin J. Mast (36)                 Vice President, Chief Financial Officer and
                                   Treasurer (2)

Robert S. Davis (50)               Vice President - Administration (3)
----------------------

(1)   See information under "Election of Directors; Nominees."

(2) Mr. Mast has served as Vice President and Chief Financial Officer of the Company since August 1996, as Treasurer of the Company since November 1995, as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of EBC since April 1992, Chief Financial Officer and Treasurer of Loan Pro$ and Premier since April 1995, Vice President and Treasurer of Emergent Financial Corp. since April 1996, and Vice President and Treasurer of CII and Emergent Mortgage Corporation, a wholly owned subsidiary of the Company, since April 1995. He serves as a director of each of EBC, Loan Pro$, Premier, EFC, EMC and CII. From June 1991 to October 1992, Mr. Mast served as Executive Vice President, Chief Financial Officer and a director of Citizens Bank & Trust Co. and as Chief Financial Officer of its parent company, Business Banc of America. In these positions he was responsible for overseeing accounting systems, financial reporting and internal controls of these companies. Prior to that time, Mr. Mast was a Senior Manager at the accounting firm of Ernst & Young LLP, where he specialized in the audits of financial institutions.

(3) Mr. Davis has served as Vice President - Administration of the Company since August 1996, as Vice President and Chief Financial Officer of the Company from January 1991 to August 1996, as Treasurer of the Company from 1992 to 1995, as Vice President of Finance of the Company from November 1989 through June 1990, as President and Treasurer of the Company from June through December 1990, and as Corporate Controller of the Company from 1986 through November 1989. Mr. Davis also serves as a director of EBC, CII and Emergent Equity Advisors, Inc., a wholly owned subsidiary of the Company. Prior to 1986, Mr. Davis was Chief Financial Officer and Treasurer of Alexander's Wholesale Distributors, Inc., a catalog retailer of consumer goods.

                             EXECUTIVE COMPENSATION

      The following table sets forth the cash compensation paid by the Company or its subsidiaries during fiscal years 1996, 1995 and 1994 to the Company's Chief Executive Officer and to the executive officers of the Company whose cash and cash-equivalent compensation exceeded $100,000 for services rendered in all capacities (collectively, the "Named Executive Officers").





                           SUMMARY COMPENSATION TABLE



                                                                                            Long-Term
                                                                                          Compensation
                                                   Annual Compensation                                    Awards

                                                                         Other             Securities
                                                                         Annual            Underlying               All Other
    Name and                              Salary         Bonus        Compensation           Options               Compensation
Principal Position             Year       ($)(1)          ($)           ($) (2)                (#)                   ($) (3)
------------------          --------     --------        -----         ---------              -----                 --------

John M. Sterling, Jr.        1996            227,312       220,000         --                50,000                   3,234
Chairman and Chief           1995            186,992       110,000         --                30,000                   3,234
Executive Officer            1994            178,437        70,000         --                  --                     3,234

Keith B. Giddens             1996            196,016       200,000         --                40,000                   2,835
President and Chief          1995            173,923       100,000         --                74,000                   2,835
Operating Officer            1994            165,900        65,000         --                20,000                   2,572

Kevin J. Mast                1996            108,263        50,000         --                25,000                   2,007
Vice President, Chief        1995             93,461        25,000         --                22,668                   2,698
Financial Officer and        1994             82,978        10,000         --                  --                     2,005
Treasurer

Robert S. Davis              1996            111,652        43,000         --                10,000                   3,145
Vice President -             1995             93,796        43,000         --                33,334                   2,663
Administration               1994             88,137        33,000         --                20,000                   2,168
--------------------------


(1) A portion of total salary may have been deferred, at the option of the employee, pursuant to the Company's 401(k) plan.

(2) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.

(3) Amounts shown under "All Other Compensation" consist of contributions during fiscal 1996, 1995 and 1994 to the Company's 401(k) plan in the amount shown to match pre-tax elective deferral contributions (included under salary) made by the executive officers to the plan.

STOCK OPTIONS

         The following table sets forth certain information concerning grants of options to the Named Executive Officers during 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                     Potential Realizable
                                                                                                       Value at Assumed
                                                                                                       Annual Rates of
                                                                                                         Stock Price
                                                                                                       Appreciation for
                                        Individual Grants                                                Option Term
                                                      Percent of
                                                         Total
                                                       Options
                                   Number of          Granted to
                                   Securities          Employees      Exercise
                                   Underlying          in Fiscal       Price        Expiration
           Name               Options Granted (#)        Year        ($/Sh)(1)         Date        5% ($)       10% ($)
           ----               -------------------        ----        ---------         ----        ------       -------

John M. Sterling, Jr.                     50,000      19.38%             12.25     11-11-06        385,198       976,167
Keith B. Giddens                          40,000      15.50%             12.25     11-11-06        308,158       780,934

Kevin J. Mast                             25,000      9.69%              12.25     11-11-06        192,599       488,084

Robert S. Davis                           10,000      3.88%              12.25     11-11-06         77,040       195,233


(1) These options became exercisable with respect to twenty percent of the shares covered thereby on the date of grant (November 11, 1996) and an additional twenty percent of the shares covered thereby on each of the next four anniversaries of the date of grant.


         The following table sets forth certain information with respect to options to purchase shares of Common Stock held by the Named Executive Officers and as to the number of shares covered by both exercisable and unexercisable stock options exercised in 1996. Also reported are the values for the "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the year-end fair market value of the Common Stock.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES



                                                                     Number of Securities           Value of Unexercised
                                                     Value          Underlying Unexercised        In-the-Money Options at
                             Shares Acquired       Realized         Options at 1996 Fiscal              1996 Fiscal
Name                        Upon Exercise (#)         ($)                Year-End (#)                 Year-End ($) (1)
----                        -----------------        -----               ------------                 ----------------

                                                                  Exercisable/Unexercisable      Exercisable/Unexercisable

John M. Sterling, Jr.              6,668             46,089                    15,999 / 58,000               32,454 / 97,380
Keith B. Giddens                  58,064            392,121                    12,803 / 91,067               28,288 / 498,046
Kevin J. Mast                      1,332              9,564                     8,200 / 33,600               18,800 / 93,120
Robert S. Davis                   40,760            276,393                     8,840 / 42,668               40,185 / 281,995

(1) The indicated value is based on exercise prices ranging from $1.09 to $4.63 per share and a per share value of $10.50. This represents the closing market price of a share of the Company's Common Stock on December 31, 1996 as reported by the NASD National Market.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

           The following table sets forth as of the Record Date, except as otherwise noted, certain information regarding ownership of the Company's Common Stock by (i) each person or group who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's Directors, and (iii) all Directors and executive officers of the Company as a group.


                                               Amount and
                                                Nature of
Name and Address of                            Beneficial                    Percent of
Beneficial Owner                                Ownership              Outstanding Shares (1)
----------------                                ---------              ----------------------

Wellington Management Co., LLP                   1,223,600 (2)                           13.38%
75 State Street
Boston, MA 02109

John M. Sterling, Jr.                              923,288 (3)                           10.07%
P. O. Box 17526
Greenville, SC 29606

The Sterling Family Limited                        797,168 (4)                            8.72%
Partnership
P. O. Box 17526
Greenville, SC 29606

Buck Mickel                                        250,991 (5)                            2.74%
P. O. Box 19019
Greenville, SC 29602-9019

Clarence B. Bauknight                              204,687 (6)                            2.24%
P. O. Box 2183
Greenville, SC 29602

Keith B. Giddens                                   183,834 (7)                            2.00%
P. O. Box 998
Pickens, SC 29671

Tecumseh Hooper, Jr.                               174,195 (8)                            1.90%
P. O. Box 5615
Greenville, SC 29606

Larry G. Blackwell                                      86,000                                *
50 Datastream Plaza
Greenville, SC 29605

Robert S. Davis                                     84,048 (9)                                *
P. O. Box 17526
Greenville, SC 29606

Porter B. Rose                                     63,131 (10)                                *
P. O. Box 789
Greenville, SC 29602

Kevin J. Mast                                      19,565 (11)                                *
P. O. Box 17526
Greenville, SC 29606

Jacob H. Martin                                     7,199 (12)                                *
865 Busse Highway
Park Ridge, IL 60068

J. Robert Philpott, Jr.                                  2,000                                *
212 South Tryon Street
Charlotte, NC 28281

All Executive Officers and Directors            1,957,772 (13)                           21.18%
as a Group (11 persons)


----------------------
(footnotes to previous table)

(1) Pursuant to Rule 13d-3 under the Exchange Act, shares are deemed "beneficially owned" if the named person or group has the right to acquire ownership of such shares within 60 days. The percentage for each person or group is computed on the assumption that shares subject to acquisition upon the exercise of options by such person or group are outstanding, but that no other such shares similarly subject to acquisition by other persons are outstanding.

(2) Includes 768,600 shares of Common Stock owned by Wellington Management Co., LLP ("WMC") directly. Also includes 455,000 shares of Common Stock managed by WMC for which WMC does not have voting power.

(3) Includes 32,668 shares of Common Stock owned by Mr. Sterling directly; 797,168 shares of Common Stock owned by The Sterling Family Limited Partnership, a limited partnership whose general partners are Mr. Sterling and his spouse and the limited partners of which are their three adult children; and 70,768 shares of Common Stock owned by a trust of which Mr. Sterling is the trustee, as to which shares Mr. Sterling disclaims beneficial ownership. Also includes 22,666 shares of Common Stock which may be acquired pursuant to currently exercisable stock options.

(4) The Sterling Family Limited Partnership is a limited partnership of which Mr. Sterling and his wife, Elizabeth H. Sterling, serve as the general partners and the limited partners of which are their three adult children.

(5) Includes 14,631 shares of Common Stock owned by Mr. Mickel directly. Also includes 236,630 shares of Common Stock owned by Mr. Mickel's spouse, as to which shares he disclaims beneficial ownership.

(6) Includes 6 shares of Common Stock owned by Mr. Bauknight's IRA account; 201,382 shares of Common Stock owned by a partnership whose partners are Mr. Bauknight, his spouse and his two adult children; 399 shares of Common Stock which may be acquired pursuant to currently exercisable stock options; and 2,900 shares of Common Stock which may be acquired pursuant to the Company's Restricted Stock Agreement Plan (the "Plan").

(7) Includes 99,368 shares of Common Stock owned by Mr. Giddens directly; 15,996 shares of Common Stock owned by a trust administered by Mr. Giddens' spouse for his three children; and 35,000 shares of Common Stock owned by the Giddens Family Limited Partnership, a limited partnership whose general partners are Mr. Giddens and his spouse and the limited partners of which are their three children. Also includes 33,470 shares of Common Stock that may be acquired pursuant to currently exercisable stock options.

(8) Includes 170,896 shares of Common Stock owned by Mr. Hooper directly. Also includes 399 shares of Common Stock which may be acquired pursuant to currently exercisable stock options and 2,900 shares of Common Stock which may be acquired pursuant to the Plan.

(9) Includes 61,874 shares of Common Stock owned by Mr. Davis directly. Also includes 22,174 shares of Common Stock which may be acquired pursuant to currently exercisable stock options.

(10) Includes 18,666 shares of Common Stock owned by Mr. Rose directly; 399 shares of Common Stock which may be acquired pursuant to currently exercisable stock options and 2,900 shares of Common Stock which may be acquired pursuant to the Plan. Also includes 41,166 shares of Common Stock owned by Liberty Life Insurance Company, a common subsidiary of the parent company of Liberty Group, Liberty Capital and Liberty Properties, as to which shares Mr. Rose disclaims beneficial ownership. Mr. Rose is president of Liberty Group and Chairman of Liberty Capital and Liberty Properties.

(11) Includes 10,032 shares of Common Stock owned by Mr. Mast directly and 9,533 shares of Common Stock which may be acquired pursuant to currently exercisable stock options.

(12) Includes 3,900 shares of Common Stock owned by Mr. Martin directly; 399 shares of Common Stock which may be acquired pursuant to currently exercisable stock options; and 2,900 shares of Common Stock which may be acquired pursuant to the Plan.

(13) Excludes the shares described as excluded and includes the shares described as included in the notes above.

*      Less than one percent of the outstanding shares of the class.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


         Over the past several years, the Company has provided management services to RRV. The Company and certain of the Company's officers and Directors, namely John M. Sterling, Jr., Buck Mickel, Tecumseh Hooper, Jr., and Clarence B. Bauknight, are partners of RRV. During 1995 and 1996, RRV paid the Company $250,000 and $175,000, respectively, in management fees. The Company expects that fees paid by RRV to the Company in 1997 will be approximately $181,000. The Company is an investor in RRV, with an investment of $1 million, and serves as its general partner.

         Certain officers, Directors and employees of the Company held senior notes and/or subordinated debentures bearing fixed rates of interest (collectively, the "Debentures") issued by CII which at December 31, 1996 aggregated approximately $694,000. These Debentures were purchased on terms which were the same as those available to purchasers not affiliated with the Company.

         During the 1996 fiscal year the Company's Compensation Committee consisted of Messrs. Bauknight, Mickel and Martin. During the 1996 fiscal year Mr. Bauknight was Chairman of the Board and Chief Executive Officer of Enterprise Computer Systems, Inc. Mr. John M. Sterling, Jr., Chief Executive Officer and Chairman of the Board of the Company, served as a member of the Compensation Committee of Enterprise Computer Systems, Inc. until March 13, 1997, at which time Mr. Sterling resigned from such committee.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board (the "Compensation Committee") annually submits to the Board recommendations respecting the salaries, bonuses and stock option grants to be provided to the Company's executive officers and administers the Company's stock option plan for officers and key employees. The Compensation Committee provides the following report.

POLICIES FOR COMPENSATION OF EXECUTIVE OFFICERS

         The Compensation Committee attempts to act on the shareholders' behalf in establishing an executive compensation program. The basic policy underlying the Company's compensation program for executive officers is that their compensation should vary depending on the Company's success in meeting its financial and strategic objectives and in creating value for shareholders. In addition to salary, the compensation program consists of an annual bonus and the Employee and Officer Stock Option Plan.

         The Compensation Committee annually reviews the Company's corporate performance and that of its executive officers and sets levels of compensation in its discretion. As a result, the executive officers' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon Company-wide and individual performance.

         In the case of all executive officers except Mr. Sterling, the Compensation Committee adjusted their salaries in 1996 based upon the recommendations of Mr. Sterling. Factors considered by Mr. Sterling included earnings increases as well as his perception of individual performance and the level of individual responsibility. The Compensation Committee determined that these salary adjustments were appropriate in light of the Company's operating performance during 1996 and to compensate executive officers for the increased level of responsibility associated with the increase in the Company's size.

         The Compensation Committee believes that the market value of the Common Stock as well as the operating performance of the Company are valid criteria for determining annual bonuses. The

Compensation Committee carefully monitors key Company performance criteria, including increase in market value of the Company's Common Stock, growth in earnings and revenue and financial performance as compared to budget. Based on these criteria and on the recommendations of Mr. Sterling for all executive officers except himself, the Compensation Committee awarded bonuses to all executive officers in the amounts shown in the Summary Compensation Table.

         Stock option grants are generally made on an annual basis with exercise prices set at the market closing price on the day of the stock option grant and have the purpose of providing the Company's executive officers and key employees with an equity ownership opportunity in the Company and with incentives to maximize shareholder values. During 1996, the Compensation Committee made an option grant to each executive officer of the Company. In determining the size of any stock option grant, the Compensation Committee considered the following qualitative factors: the Committee's perception of the Company's overall performance, the individual's performance and the potential effect which the individual's future performance may have on the Company.

MR. STERLING'S 1996 COMPENSATION

         The Compensation Committee's general approach in setting Mr. Sterling's annual compensation is to base a significant percentage of his compensation upon objective strategic performance criteria, and to set total compensation that is competitive within the industry. This approach may result in some fluctuations in the actual level of Mr. Sterling's annual compensation increases from year to year. The Compensation Committee, however, believes that its emphasis upon objective strategic performance criteria appropriately provides incentives to the Company's executive officers. The objective performance criteria consist of growth in the market value of the Company's Common Stock, growth in earnings and financial performance as compared to budget.

         The Compensation Committee increased Mr. Sterling's base salary from $186,992 in 1995 to $227,312 in 1996, an increase of 21.6%, to reward him for increased responsibility associated with the increase in the size of the Company, the growth in the market value of the Common Stock as a result of the public offering of the Common Stock in November 1996 and the growth in the Company's earnings.

         Mr. Sterling's salary and 1996 bonus paid during 1996 increased 55.9% over his total compensation during fiscal 1995. The Company's earnings per share from continuing operations increased 105.8% during fiscal 1996 as compared to fiscal 1995 and the Company's per share stock price increased 17.3% from the end of fiscal 1995 to the end of fiscal 1996.

         In addition, during 1996, the Compensation Committee granted Mr. Sterling options with respect to an aggregate of 50,000 shares of the Company's Common Stock. In determining the size of this grant, the committee considered the following factors: the Company's overall performance, Mr. Sterling's performance and the potential effect of his future performance on the Company. At fiscal 1996 year-end Mr. Sterling had outstanding exercisable in-the-money stock options with respect to 5,999 shares of Common Stock. The Compensation Committee believes that the stock options provide Mr. Sterling with appropriate incentives to promote long-term shareholder value.

COMPENSATION COMMITTEE
Buck Mickel, Chairman
Clarence B. Bauknight
Jacob H. Martin

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                        AMONG THE COMPANY, NASDAQ MARKET
               INDEX AND PEER GROUP INDEX FOR THE FIVE-YEAR PERIOD
                            ENDING DECEMBER 31, 1996


          A line graph comparing the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total returns of the NASDAQ Market Index and a peer group consisting of publicly traded companies classified as nontraditional mortgage banks by SNL Securities, over the same period (assuming a $100 initial investment), is presented below. The Company will promptly furnish without charge to any shareholder of record on March 31, 1997, the identity of the companies included in the peer group. Requests should be directed to the Company, Post Office Box 17526, Greenville, South Carolina 29606; Attn: Shareholder Relations.

         Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.




                                         [Performance graph appears here.]


                                                                 PERIOD ENDING
                                          ------------------------------------------------
Index                                     12/31/91    12/31/92    12/31/93    12/31/94    12/31/95     12/31/96
---------------------------------------------------------------------------------------------------------------

Emergent Group, Inc.                      $100.00     $ 91.25     $117.50     $176.25     $750.00     $1,312.50
NASDAQ - Total US                          100.00      116.38      133.59      130.59      184.67        227.16
SNL Nontraditional Mortgage Bank           100.00      126.94      235.45      263.48      551.89        918.05





          In the 1995 fiscal year, the Company measured its performance in comparison to companies having Standard Industrial Classification Code 6162 (Mortgage Banks) (hereinafter, the "SIC group"). Beginning with fiscal year 1996, the Company has determined that a comparison of its performance with other publicly traded companies classified as nontraditional mortgage banks more accurately reflects the performance of the Company among its peers. The SIC group previously used by the Company includes companies that focus on traditional borrowers, and thus does not accurately reflect the nontraditional borrower market in which the Company operates.

          The cumulative total return of a $100 investment over the five-year period from December 31, 1991 to December 31, 1996 for each of the SIC group, the nontraditional mortgage bank group used by the Company this year, and the Company, is $378.71, $918.05, and $1,312.50, respectively.

                       INCREASE IN AUTHORIZED COMMON STOCK
                              (ITEM 2 ON THE PROXY)

          The Board has determined that the Articles should be amended to increase the authorized Common Stock of the Company from 30,000,000 shares to 100,000,000 shares (the "Stock Increase Proposal"). At the close of business on March 31, 1997, 9,144,430 shares of Common Stock were outstanding.

          If approved, the increased number of authorized shares of Common Stock will be available for issuance from time to time for such purposes and consideration as the Board may approve. No further vote of the shareholders of the Company will be required, except as provided under South Carolina law or the rules of the National Association of Securities Dealers (the "NASD") for Nasdaq National Market securities. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of shareholders at a special meeting, will afford the Company the means of raising additional capital. Furthermore, additional shares of Common Stock could be utilized by the Board to fund potential acquisitions of other companies. In addition, additional shares of Common Stock could be used for purposes designed to defend against potential hostile or abusive takeover threats, and in particular, could be used by the Board in the implementation of a shareholders' rights plan. A shareholders' rights plan could be used to impede attempts by third parties, which are deemed unsuitable by the Board, from gaining control of the Company. The Company currently is considering whether to adopt some form of a shareholders' rights plan.

          The Board has studied in the past, and will continue to study, the adoption of a shareholders' rights plan, which could impede completion of a hostile tender offer to gain control of the Company. Although there are a number of variations among shareholders' rights plans, a typical plan would involve the issuance of rights to Company shareholders providing the right to purchase or receive upon conversion at less than fair market value, common or preferred stock of the Company. Shareholders' rights plans generally are not required to be approved by shareholders, nor do they generally receive such shareholder approval; rather, they are implemented upon adoption by the Board and funded through the available authorized but unissued shares of common or preferred stock. The overall effect of a shareholders' rights plan would be to make more difficult the acquisition of the Company through a hostile tender offer or other hostile tactics. At the same time, a shareholders' rights plan could be used to impede attempts by third parties, which are deemed unsuitable by the Board, from gaining control of the Company. On balance, however, the Board is continuing to study the adoption of such a shareholders' rights plan because it believes that such a plan may be in the best interest of all shareholders.

          The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock currently authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional shares of Common Stock which may be issued by the Company.

           The Board has no present intention of issuing any additional shares of Common Stock except for such issuances it may be required to make pursuant to the employee benefit plans which it has in place or such additional issuances under such plans as it has submitted for shareholder approval at this Annual Meeting, or except as may be issued pursuant to the implementation of a shareholders' rights plan if such a plan is ever adopted. None of the Directors and executive officers of the Company has any financial or other personal interest in the adoption of the Stock Increase Proposal.

VOTE REQUIRED

            The adoption of the Stock Increase Proposal authorizing additional shares of Common Stock requires the affirmative vote of holders of two-thirds (2/3) of the shares of Common Stock of the Company outstanding on the Record Date. If the Stock Increase Proposal is adopted, the Company's Articles will be amended as set forth under "Stock Increase Amendment" on Exhibit A attached hereto.

            THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE STOCK
INCREASE PROPOSAL.

                                      * * *

                        AUTHORIZATION OF PREFERRED STOCK
                              (ITEM 3 ON THE PROXY)


          The Board has determined that the Company's Articles of Incorporation should be amended to authorize the Company to issue up to 20,000,000 shares of preferred stock with such rights and preferences as the Board may determine (the "Preferred Stock Proposal"). Currently, the Company is not authorized to issue preferred stock.

          If approved, the shares of preferred stock will be available for issuance from time to time for such purposes and consideration as the Board may approve. No further vote of the shareholders of the Company will be required, except as provided under South Carolina law or the rules of the NASD for Nasdaq National Market securities. The availability of preferred shares for issuance, without the delay and expense of obtaining the approval of shareholders at a special meeting, will afford the Company the means of raising additional capital. Furthermore, preferred shares could be utilized by the Board for purposes of defending against any potential hostile or abusive takeover threats.

          The Company's preferred stock would be "blank check" preferred stock and may have such terms, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and other rights, preferences and limitations, as determined by the Board in its sole discretion. The Board also has the sole authority to issue such shares of preferred stock to whomever and for whatever purposes it may deem appropriate. The text of the Articles as it would read assuming adoption of the Preferred Stock Proposal is set forth under "Preferred Stock Amendment" on Exhibit A attached hereto. Shareholders are urged to read Exhibit A carefully.

          The Board has no present intention of issuing any shares of preferred stock, except as may be issued pursuant to the implementation of a shareholders' rights plan if such a plan is ever adopted. None of the Directors and executive officers of the Company has any financial or other personal interest in the Preferred Stock Proposal.

VOTE REQUIRED

          The adoption of the Preferred Stock Proposal requires the affirmative vote of holders of two-thirds (2/3) of the Common Stock outstanding on the Record Date.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE PREFERRED STOCK PROPOSAL.

                       PROPOSAL TO PROVIDE FOR A STAGGERED
                          BOARD AND THAT A DIRECTOR MAY
                            BE REMOVED ONLY FOR CAUSE
                             (ITEM 4 ON THE PROXY)


GENERAL

           The Board has determined that certain amendments to the Company's Articles concerning the Board are advisable and unanimously recommends to the shareholders that such amendments be adopted. In general, the proposed amendments would provide for staggered terms for the Board members and would provide that a Director may be removed only for cause.

          The Board recommends the proposed amendments (together, the "Staggered Board Proposal") because it believes that the Company benefits from continuity of membership on the Board and because the Board believes that requiring cause for removal of a Director prior to the expiration of such Director's term discourages attempts by hostile companies or groups to take over the Board and the Company by means of a proxy contest. In addition, the Staggered Board Proposal would enable the Company to obtain commitments for Board service for periods longer than one year.

            The overall effect of the Staggered Board Proposal would be to render more difficult the accomplishment of certain acquisitions of control by hostile third parties. At the same time, such amendments would also make more difficult the removal of current management and the Board and may have other antitakeover effects, both favorable and unfavorable, to Company shareholders.

          Currently, the election and removal of Directors is governed by the Company's Bylaws, which provide that the Company shall have at least three and no more than nine Directors, with the exact number to be determined by the Board of Directors. Each Director serves until the next annual meeting of shareholders or until his successor has been elected or appointed. A Director may be removed with or without cause by a majority vote of the shareholders at a meeting called for such purpose or by a sufficient number of other candidates receiving more votes than the Director at the next Annual Meeting. Because the Directors will be directly affected by the Staggered Board Proposal, they may be deemed to have an interest in the outcome of such proposal.

          The text of the Articles as it would read assuming adoption of the Staggered Board Proposal is set forth under "Staggered Board Amendment" on Exhibit A attached hereto. Shareholders are urged to read carefully the following material, as well as Exhibit A, as they involve matters of particular importance.

PROPOSED AMENDMENTS

          The Board proposes that the Articles be amended by adding a new paragraph to the Articles which provides for staggered three-year terms for Directors and that permits the removal of a Director before the expiration of his or her term only for cause.

CURRENT ARTICLES AND BYLAWS

         The Company's Articles as currently in effect do not contain any provisions with respect to the term of service of Directors and do not contain any provisions concerning the removal of Directors or the Board. These matters are currently governed by the Company's Bylaws, which provide that the Company shall have at least three and no more than nine Directors, with the exact number to be determined by the Board. The Board has, by resolution, fixed the number of Directors at eight. Each Director serves for a one-year term from annual meeting to annual meeting, or until his successor has been elected or appointed. The entire Board is reelected every year. Under the Bylaws as currently in effect, a Director may be removed with or without cause by a majority vote of the shareholders at a meeting called for such purpose or by a sufficient number of other candidates receiving more votes than the Director at the next Annual Meeting. The Staggered Board Proposal, if adopted, would prohibit removing a Director without cause and would allow each Director to serve a longer term until he must stand for reelection.

VOTE REQUIRED

           The adoption of the Staggered Board Proposal requires the affirmative vote of holders of two-thirds (2/3) of the shares of Common Stock of the Company outstanding on the Record Date. A shareholder wishing to approve one or both parts of the Staggered Board Proposal (i.e., staggered terms and prohibiting removal without cause) must vote for both of them; conversely, a shareholder wishing to vote against one or both parts of the Staggered Board Proposal must vote against both of them.

CONSIDERATIONS IN SUPPORT OF THE STAGGERED BOARD PROPOSAL

           The Board believes that the Staggered Board Proposal will enhance its ability to protect shareholders against attempts to acquire control of the Company by means of unfair or abusive tactics that exist in many unsolicited takeover attempts. The Staggered Board Proposal would encourage persons seeking to acquire control of the Company to engage in good faith, arms-length negotiations with the Board regarding the structure of their proposal, rather than waging a hostile proxy contest, and would permit the Board to engage in such negotiations from a stronger position. In addition, the Staggered Board Proposal would facilitate the Company's attracting and retaining qualified Board members and hiring and retaining competent management personnel by increasing the likelihood of a stable employment environment. The Company also believes that ensuring continuity of service among the Board members and three-year commitments for Board service is desirable.

           In view of the foregoing, the Board feels that adoption of the Staggered Board Proposal is appropriate.


OTHER CONSIDERATIONS

           The Staggered Board Proposal could have the effect of deterring certain third parties from initiating proxy contests or from acquiring substantial blocks of the Company's shares. Such proxy contests and acquisitions of substantial blocks of shares tend to increase, at least temporarily, market prices for the Company's stock. Consequently, if the Staggered Board Proposal is approved, Company shareholders could be deprived of temporary opportunities to sell their shares at higher market prices. Moreover, by possibly deterring proxy contests or acquisitions of substantial blocks of the Common Stock, the Staggered Board Proposal might have the incidental effect of inhibiting certain changes in incumbent management, some or all of whom may be replaced in the course of a change in control.

               THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
STAGGERED BOARD PROPOSAL.

                     PROPOSAL TO ELIMINATE CUMULATIVE VOTING
                              (ITEM 5 ON THE PROXY)

GENERAL

         The Board has determined that an amendment to the Company's Articles to provide that shareholders shall not have the right to cumulate their votes for the election of Directors is advisable and unanimously recommends to the shareholders that such an amendment be adopted. In general, the proposed amendment (the "Cumulative Voting Proposal") would result in each shareholder's being able to cast one vote per share for each open Board seat rather than cumulating his or her votes in favor of one candidate.

         The Board recommends the Cumulative Voting Proposal because it believes that such an amendment would discourage attempts by hostile companies or groups to take over the Board and the Company by means of a proxy contest. In addition, the elimination of cumulative voting prevents special interest groups from electing a Director who does not serve the interests of all shareholders. The overall effect of the Cumulative Voting Proposal would be to render more difficult the accomplishment of certain assumptions of control by hostile third parties and insurgents.

         Currently, the election of Directors is governed by the Company's Bylaws, which provide that the Company shall have at least three and no more than nine Directors, with the exact number to be determined by the Board of Directors, and by South Carolina statutory law, which provides that a shareholder shall have the right to cumulate his or her votes for the election of Directors unless a corporation's articles of incorporation expressly provide otherwise. Because the Directors will be directly affected by the Cumulative Voting Proposal, they may be deemed to have an interest in the outcome of such proposal.

         The text of the Articles as it would read assuming adoption of the Cumulative Voting Proposal is set forth under "Cumulative Voting Amendment" on Exhibit A attached hereto. Shareholders are urged to read carefully the following material, as well as Exhibit A, as they involve matters of particular importance.

PROPOSED AMENDMENT

         The Board proposes that the Articles be amended by adding a new paragraph to the Articles which expressly provides that shareholders shall not have the right to cumulate their votes for the election of Directors.

CURRENT ARTICLES AND BYLAWS

         The Company's Articles as currently in effect do not contain any provisions with respect to the election of Directors. These matters are governed by the Company's Bylaws and South Carolina statutory law. The Company's Bylaws provide that the Company shall have at least three and no more than nine Directors, with the exact number to be determined by the Board. The Board has, by resolution, fixed the number of Directors at eight. Each Director serves for a one-year term from annual meeting to annual meeting, or until his successor has been elected or appointed. South Carolina statutory law provides that shareholders shall have the right to vote cumulatively unless the corporation's articles of incorporation contain an express provision stating that such rights are not permitted.

CONSIDERATIONS IN SUPPORT OF THE CUMULATIVE VOTING PROPOSAL

         The Cumulative Voting Proposal would discourage attempts by hostile companies or groups to take over the Board and the Company by means of a proxy contest. When a shareholder votes cumulatively, instead of voting his or her shares for each of the whole number of Directors to be chosen, the shareholder multiplies the number of votes he or she is entitled to cast by the number of Directors to be elected and votes the product for a single candidate or distributes the product among candidates as he or she sees fit. Although cumulative voting was originally intended to secure representation by minority shareholders on the Board, in recent years cumulative voting has become a vehicle for hostile proxy contests by outsiders and insurgents. Thus, very few public companies permit cumulative voting if the applicable state law and their charters permit them to eliminate it.

         The Board believes that the elimination of cumulative voting is in the best interests of shareholders. The Board particularly notes that cumulative voting has never been invoked by any of the Company's shareholders. However, a hostile third party who acquires sufficient shares of the Company could invoke it to put its own Director or Directors on the Board, even if no other shareholder votes in favor of those Directors. The elimination of cumulative voting would protect against this danger. The elimination of cumulative voting would also prevent special interest groups from electing a Director who does not serve the interests of all shareholders. The overall effect of the Cumulative Voting Proposal would be to render more difficult certain acquisitions of control by hostile third parties and insurgents.

OTHER CONSIDERATIONS

         Cumulative voting is viewed as a means to enable minority shareholder representation on the Board. If it is eliminated, minority shareholders could be prevented from placing their own candidates on the Board, just as hostile third parties would be. However, the Board believes that the protections from hostile third parties gained by its elimination outweighs the interests that future minority shareholders may have in placing their own candidates on the Board.

VOTE REQUIRED

           The adoption of the Cumulative Voting Proposal requires the affirmative vote of holders of two-thirds (2/3) of the shares of Common Stock of the Company outstanding on March 31, 1997. In addition, in order for the Cumulative Voting Proposal to be approved, it may not be voted against by a number of shares equal to or greater than the number of shares that would be sufficient to elect a Director if cumulatively voted at an election of the entire Board (1,016,049 shares).

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS UNDER SOUTH CAROLINA LAW

         Chapter 13 of Title 33 of the South Carolina Code ("Chapter 13") provides that, in the event the Cumulative Voting Proposal is approved and the Articles are so amended, each holder of the Common Stock of the Company has the right to dissent from the Cumulative Voting Proposal, to have the "fair value" of his or her shares determined by the South Carolina Court of Common Pleas located in Greenville County, South Carolina, and to receive payment of the "fair value" (calculated as of the date of filing of the amendment to the Company's Articles reflecting the Cumulative Voting Proposal) of such shares. To receive such "fair value", a holder must comply with the procedures set forth in Chapter 13. Failure to follow any of such procedures may result in a termination or waiver of appraisal rights under Chapter 13. A copy of Chapter 13 is set forth as Exhibit B to this Proxy Statement.

         Under Chapter 13, a shareholder of the Company electing to exercise dissenters' rights must both:

         (i) Give to the Company, before the taking of the vote at the Annual Meeting on the Cumulative Voting Proposal, a written notice of the shareholder's intent to demand payment for such shareholder's shares of Common Stock if the Cumulative Voting Proposal is approved. This written notice is in addition to and separate from any proxy or vote against the Cumulative Voting Proposal. Neither a vote against the Cumulative Voting Proposal nor a proxy directing such vote shall satisfy the requirement that a written notice of intent to demand payment be given to the Company before the vote on the Cumulative Voting Proposal. Such written notice of intent to demand payment should be given either in person to Robert S. Davis, Vice President - Administration, at the Annual Meeting before the vote on the Cumulative Voting Proposal, or in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Robert S. Davis, Vice President - Administration, 15 South Main Street, Suite 750, Greenville, SC 29601 (personal delivery), or P.O. Box 17526, Greenville, SC 29606 (mail) prior to the Annual Meeting. A notice of intent to demand payment shall be deemed "given" at the earliest of the following: when received or five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage paid and correctly addressed; or on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; AND

         (ii) Not vote in favor of or consent in writing to the Cumulative Voting Proposal. A failure to vote against, so long as one does not vote in favor of or consent in writing to, the Cumulative Voting Proposal will not constitute a waiver of dissenters' rights.

         A shareholder who fails to satisfy the requirements described in clauses (i) and (ii) above shall not be entitled to payment for his or her shares of the Common Stock under Chapter 13.

         A beneficial shareholder of Common Stock may assert dissenters' rights as to shares beneficially owned by him or her only if he or she dissents with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote. With respect to shares held in nominee name, the beneficial owner of such shares may assert dissenters' rights directly by giving to the Company the required notice of intent to demand payment or indirectly by causing the nominee to give to the Company the required notice of intent to demand payment. A beneficial shareholder who directly asserts dissenters' rights to shares held on his or her behalf must notify the Company in writing of the name and address of the record holder of the shares, if known to him or her.

         If a record shareholder asserts dissenters' rights as to fewer than all the shares registered in his or her name, such nominee must notify the Company in writing of the name and address of each beneficial owner on whose behalf he or she is asserting dissenters' rights and should notify the Company of the number of shares held of record by such nominee as to which the assertion of dissenters' rights applies. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person.

         No later than 10 days after the filing of the amendment to the Articles which effects the Cumulative Voting Proposal, the Company is required to, and will, send a notice to each shareholder of the Company who has satisfied the foregoing conditions. The notice shall (i) state where the payment demand (described below) must be sent and where certificates for shares must be deposited, (ii) supply a form for demanding payment that includes the date of the first announcement of the terms of the Cumulative Voting Proposal, and that requires that the person asserting dissenters' rights certify whether or not he or she, or, if he or she is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder, acquired beneficial ownership of the shares before that date, (iii) set a date by which the Company must receive the payment demand, which date shall not be fewer than 30 nor more than 60 days after the date of sending of such notice and set a date by which certificates for shares must be deposited, which date shall not be earlier than 20 days after the demand date, and (iv) be accompanied by a copy of Chapter 13.

         In order to continue to pursue dissenters' rights, a shareholder who receives such notice must demand payment, certify whether he or she (or the beneficial shareholder on whose behalf he or she is asserting dissenters' rights) acquired beneficial ownership of the shares before the date of the first announcement of the terms of the Cumulative Voting Proposal, and deposit his or her certificates representing shares of Common Stock in accordance with the terms of the notice. A shareholder who does not comply substantially with the requirements that he or she demand payment and deposit his or her certificates representing shares of Common Stock where required, each by the date set in the dissenters' notice, will not be entitled to payment for his or her shares under Chapter 13.

         Except as hereinafter described, upon receipt by the Company of a payment demand, the Company shall pay each dissenter who has substantially complied with the foregoing requirements the amount which the Company estimates is the fair value of the dissenters' shares of Common Stock, plus accrued interest. The payment shall be accompanied by: (a) certain financial information with respect to the Company, (b) a statement of the Company's estimate of the fair value of the shares and an explanation of how the fair value was calculated, (c) an explanation of how the interest amount was calculated, (d) a statement of the dissenter's right under Chapter 13 to demand additional payment, and (e) a copy of Chapter 13. Instead of making such payment, the Company may offer to make such payment to, but not make payment until acceptance of the offer by, a dissenter as to any shares of which he or she (or the beneficial owner on whose behalf he or she is asserting dissenters' rights) was not the beneficial owner on the date of the first announcement of the Cumulative Voting Proposal unless the beneficial ownership of the shares devolved upon him or her by operation of law from a person who was the beneficial owner on the date of the first announcement.

         Within 30 days after the Company has made or offered payment for the dissenters' shares, the dissenter may notify the Company in writing of his or her own estimate of the fair value of his or her shares of Common Stock and amount of interest due and demand payment of his or her estimate (less any payment previously made by the Company) or reject the Company's offer and demand payment of the fair value of his or her shares and interest due. The dissenter may make such notification if (i) the dissenter believes that the amount paid or offered to be paid is less than the fair value of his or her shares or that the interest due is calculated incorrectly; (ii) the Company fails to make or offer to make the payment described above within 60 days after the date set for demanding payment; or (iii) the Company fails to implement the Cumulative Voting Proposal and does not return the deposited certificates within 60 days after the date set for demanding payment. A dissenter waives his or her right to demand any such additional payment unless he or she notifies the Company of his or her demand within 30 days after the Company has made or offered to make payment for his or her shares.

         Within 60 days after receiving the demand for additional payment, if the demand remains unsettled, the Company shall commence a proceeding in the South Carolina Court of Common Pleas in Greenville County, South Carolina seeking a determination by the court of the fair value of the shares of Common Stock and accrued interest. If the Company does not commence the proceeding within such 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. All dissenters whose demands remain unsettled shall be parties to such action. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the Company.

         In any judicial appraisal proceeding, the court shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the Company, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding additional payment for their shares. The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) against the Company and in favor of any or all dissenters if the court finds the Company did not comply substantially with the operative provisions of Chapter 13, or (2) against either the Company or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 13. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the Company, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         The Company cannot make any representation as to the outcome of any determination of fair value made by the South Carolina Court of Common Pleas. Shareholders should recognize that such an appraisal could result in a determination of a lower, higher or equivalent value as compared to the market value of the Common Stock.

         Chapter 13 provides that the fair value of a dissenters' shares shall be the value of the shares of Common Stock immediately before the filing of the amendment to the Company's Articles reflecting the Cumulative Voting Proposal, excluding any appreciation or depreciation because of the adoption of the Cumulative Voting Proposal, unless such exclusion would be inequitable. Chapter 13 states that the value of the shares is to be determined by techniques that are accepted generally in the financial community.

         Until payment of the fair value of his or her shares under Chapter 13, any shareholder of the Company who has duly demanded payment and deposited his or her certificates representing shares of Common Stock retains all other rights of a shareholder.

         The foregoing is a summary of the rights of shareholders seeking appraisal under South Carolina law, does not purport to be a complete statement thereof, and is qualified in its entirety by reference to the applicable statutory provisions of Chapter 13.

               THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
CUMULATIVE VOTING PROPOSAL.

                             SUPERMAJORITY PROPOSAL
                              (ITEM 6 ON THE PROXY)

GENERAL

          The Board has determined that certain amendments to the Company's Articles are advisable and unanimously recommends to the shareholders that such amendments be adopted. In general, the proposed amendments would require an 80% supermajority vote of the shareholders to approve any business combinations between the Company and any other corporation. Under the proposed amendments (the "Supermajority Proposal"), the 80% supermajority provision would be inapplicable if 80% of the Board approves the proposed business combination or if the combination is solely between the Company and another corporation the voting stock of which is fifty percent (50%) or more owned by the Company.

         The Supermajority Proposal is designed to permit the Board to evaluate proposed business combinations free from the substantial pressure on the Board that a potentially hostile acquiror can exert. Furthermore, by providing the Board with the means of imposing an 80% supermajority vote of the shareholders, the Supermajority Proposal encourages corporations that seek to acquire control of the Company to engage in good faith, non-hostile negotiations with the Board. The Board believes that the shareholders would benefit from the Board's being able to negotiate with all acquirors from the strongest possible position.

           The overall effect of the Supermajority Proposal would be to render more difficult the accomplishment of certain mergers or other assumptions of control by hostile third parties. At the same time, the Supermajority Proposal would also make more difficult the removal of current management and may have other antitakeover effects, both favorable and unfavorable, to Company shareholders.

           The relevant text of the Articles as it would read assuming adoption of the Supermajority Proposal is set forth under "Supermajority Amendment" on Exhibit A. Shareholders are urged to read carefully the following material, as well as Exhibit A, as they involve matters of particular importance.


SUPERMAJORITY PROPOSAL

           The Board proposes that the Articles be amended as follows:

         (1) to impose an 80% supermajority shareholder voting requirement to business combinations between the Company and any other corporation. As used in the previous sentence, the term "business combinations" includes transactions where the Company (i) merges or consolidates with any other corporation; (ii) sells or exchanges substantially all of its assets to or with any other corporation; or (iii) issues or delivers any of its securities in exchange or payment for any property, assets or securities of any other corporation, or in a merger of any affiliate of the Company with or into any other corporation; and

         (2) to exempt from the provision proposed in (1) above, any such business combination which was approved (or adopted) and recommended without condition by the affirmative vote of 80% of the Board.

EFFECT ON ARTICLES

         The Company's Articles do not presently contain any special voting requirements with respect to business combinations. South Carolina law imposes a vote requirement of two-thirds, or 66.67%, for approval of most business combinations. Consequently, the substance of the Supermajority Proposal amendment is to establish an 80% supermajority shareholder voting requirement for all business combinations involving the Company. The Supermajority Proposal also provides that the 80% voting requirement is not applicable to any business combination which was approved by the affirmative vote of 80% of the Board.

         In addition to the Supermajority Proposal, certain other amendments to the Articles proposed for adoption at this Annual Meeting may have antitakeover effects, including the Staggered Board Proposal and the Cumulative Voting Proposal. These other provisions may, to some extent, impede hostile takeover attempts of the Company; however, the Board recommends the adoption of the Supermajority Proposal to further protect the interests of the Company and the shareholders in such situations.

VOTE REQUIRED

         The adoption of the Supermajority Proposal requires the affirmative vote of holders of 80% of the Company's shares of Common Stock outstanding on the Record Date.

CONSIDERATIONS IN SUPPORT OF THE SUPERMAJORITY PROPOSAL

         The Board believes that the Supermajority Proposal will enhance its ability to protect shareholders against attempts to acquire control of the Company by means of unfair or abusive tactics that exist in many unsolicited takeover attempts. The Supermajority Proposal would encourage persons seeking to acquire control of the Company to engage in good faith, arms-length negotiations with the Board regarding the structure of their proposal and would permit the Board to engage in such negotiations from a stronger position. The Board believes that the Supermajority Proposal would help ensure that adequate consideration is received by the shareholders in the event that the Company is ultimately acquired by a third party. In addition, the adoption of the Supermajority Proposal would facilitate the Company's hiring and retention of competent management personnel by increasing the likelihood of a stable employment environment.

         In view of the foregoing, the Board believes that the adoption of the Supermajority Proposal is appropriate.

OTHER CONSIDERATIONS

           The Supermajority Proposal could have the effect of deterring certain third parties from proposing mergers with the Company, initiating proxy contests, or from acquiring substantial blocks of the Company's shares. Such merger proposals, proxy contests, and acquisitions of substantial blocks of shares tend to increase, at least temporarily, market prices for the Company's stock. Consequently, if the Supermajority Proposal is approved, Company shareholders could be deprived of temporary opportunities to sell their shares at higher market prices. Moreover, by possibly deterring proxy contests, merger proposals or acquisitions of substantial blocks of the Common Stock, the Supermajority Proposal might have the incidental effect of inhibiting certain changes in incumbent management, some or all of whom may be replaced in the course of a change in control.

         The Supermajority Proposal could also be viewed as transferring a certain degree of control of the Company's destiny from the shareholders to the Board. Because certain members of Company management are also Board members, the interest of each Board member may not always be identical to that of the Company's shareholders. Other than the potential antitakeover effects just discussed, none of the Directors and executive officers of the Company have any financial or other personal interest in the adoption of the Supermajority Proposal.

         Under the Supermajority Proposal, a proposed business combination between the Company and another corporation requires an affirmative vote from holders of 80% of the Company's Common Stock. This means that a minority of shareholders holding 20% of the Common Stock can effectively block such business combinations. Company management and the Board currently hold, in the aggregate, 1,856,733 shares, or approximately 20.3% of the Common Stock.

SOUTH CAROLINA CORPORATE STATUTES

         The South Carolina Control Share Acquisition Act provides that upon the acquisition by a person of certain threshold percentages of stock (20%, 33% and 50%), a shareholders' meeting must be held in order to determine whether or not to confer voting rights upon such acquiring person's shares. An affirmative vote of holders of a majority of all outstanding company stock (excluding shares held by the acquiring person, company officers and company employees who are also directors of the company) is required to confer voting rights upon such acquiring person's shares.

           The South Carolina Business Combinations Act provides that a 10% shareholder of a resident domestic corporation (an "Interested Shareholder") cannot engage in a "business combination" with such corporation for a period of two years following the date on which the Interested Shareholder became such (the "Share Acquisition Date"), unless the business combination or the acquisition of shares by the Interested Shareholder is approved by a majority of the disinterested members of such corporation's board of directors before the Interested Shareholder's Share Acquisition Date. Subject to the provisions described in the preceding sentence, the South Carolina Business Combinations Act further provides that at no time (even after the two-year period subsequent to the Interested Shareholder's Share Acquisition Date) may an Interested Shareholder engage in a business combination with any corporation of which it is an Interested Shareholder unless (1) a majority of such corporation's board of directors had approved the business combination prior to the Interested Shareholder's Share Acquisition Date, (2) holders of a majority of the corporation's outstanding shares not beneficially owned by the Interested Shareholder vote to approve such combination at a meeting held no earlier than two years after the date of the Interested Shareholder's Share Acquisition Date, or (3) the consideration given the acquired corporation's shareholders in the business combination meets the minimum standards (including amount and form of consideration) set forth in the statute. These minimum standards generally require that (1) the consideration being paid to holders of a particular class of outstanding common stock be in cash or in the same form as the Interested Shareholder has paid for previously-acquired shares of the same class; and (2) the fair market value (as determined below) of such consideration be at least equal to the higher of (i) the highest per share price paid by the Interested Shareholder for any shares of such common stock acquired by it within the two years immediately prior to the first public announcement of the terms of the proposed business combination (the "Announcement Date") or the Interested Shareholder's Share Acquisition Date, whichever is higher, or (ii) the fair market value per share of such common stock on the Announcement Date or on the Share Acquisition Date, whichever is higher, in each case appropriately adjusted for stock dividends, stock splits and other similar events. In general, for the purposes of this statute, the fair market value of such common stock would be the highest closing sale price during the 30-day period immediately preceding the date in question. The South Carolina Business Combinations Act is set forth in Exhibit C attached hereto. This discussion is only a summary of this statute and shareholders are urged to read Exhibit C carefully.

         In concluding that the adoption of the Supermajority Proposal is advisable, the Board has considered the existence of the South Carolina statutes discussed above, which apply to certain acquisitions of control. Although these statutes serve to protect shareholders to a certain extent, the Board believes that they are inadequate in view of recent corporate takeover practice. The Board notes, particularly, that the South Carolina Control Share Acquisitions Act and the South Carolina Business Combinations Act do not, in any major respects, regulate mergers or other business combinations proposed by a third party to the Board. In light of the foregoing, the Board does not believe it would be appropriate to rely solely on these statutes to protect its shareholders.

RELATED MATTERS

           The Board has no knowledge of any pending or any threatened acquisition of the Company. Nevertheless, as discussed above, the Board feels the adoption of the Supermajority Proposal would be in the best interest of both the Company and its shareholders.

           As discussed in the Stock Increase Proposal above, the Board is continuing to study the adoption of a shareholders' rights plan and other antitakeover measures.

           The adoption of the Supermajority Proposal will not affect the trading of the Company's shares on the Nasdaq National Market.

           THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
SUPERMAJORITY PROPOSAL.


                                      * * *

                     PROPOSAL TO ESTABLISH RELEVANT FACTORS
                     FOR THE BOARD IN ITS CONSIDERATION OF A
                          PROPOSED BUSINESS COMBINATION
                             (ITEM 7 ON THE PROXY)


GENERAL

          The Board has determined that an amendment to the Company's Articles is advisable which provides that in evaluating potential acquisitions of the Company by third parties, the Board can consider the impact of the transaction on local employees, customers and the local community, in addition to monetary considerations. The Board unanimously recommends to the shareholders that such an amendment (the "Relevant Factors Proposal") be adopted.

         The Board believes that allowing the Board to take into account concerns such as the considerations of local employees, customers and the local community, the Board can negotiate on behalf of these nonshareholder interests.

           The relevant text of the Articles as it would read assuming adoption of the Relevant Factors Proposal is set forth under "Relevant Factors Amendment" on Exhibit A. The current Articles and Bylaws of the Company do not contain any provisions that deal specifically with such transactions or the Board's consideration of acquisition proposals.

RELEVANT FACTORS PROPOSAL

           The Relevant Factors Proposal would amend the Articles to require that in evaluating potential acquisitions of the Company by third parties, the Board can consider the social, legal, environmental and economic effects on the employees, customers, suppliers and other constituencies of the Company and its subsidiaries, on the communities and geographical areas in which the Company and its subsidiaries operate or are located and on any of the businesses and properties of the Company or any of its subsidiaries.

CONSIDERATIONS IN SUPPORT OF THE RELEVANT FACTORS PROPOSAL

           The Board believes that adoption of the Relevant Factors Proposal would provide explicit authority for the Board to take into account nonshareholder concerns in evaluating acquisition proposals and would provide the Board with the authority to consider and negotiate on behalf of traditionally nonshareholder interests. For example, if the Relevant Factors Proposal is approved, the Board would have the authority to turn down an acquisition proposal if the Board believed that the long-term plans of the acquiring company would have a strong negative impact on the community or the Company's employees, even if that proposal reflected a fair price for the Company. Particularly in hostile acquisitions, these concerns are heightened. Thus, the Board believes that adoption of the Relevant Factors Proposal is appropriate.

OTHER CONSIDERATIONS

         The Relevant Factors Proposal permits the Board to take into account certain nonshareholder interests, even if such interests conflict with the economic interests of shareholders in maximizing the value of their shares. In addition, because certain members of Company management are also Board members, the interest of each Board member may not always be identical to that of the Company's shareholders. Neither the Board nor the executive officers of the Company have any financial or other personal interest in the adoption of the Relevant Factors Proposal.

VOTE REQUIRED

           The adoption of the Relevant Factors Proposal requires the affirmative vote of holders of two-thirds (2/3) of the Company's shares of Common Stock outstanding on the Record Date.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RELEVANT
FACTORS PROPOSAL.

                 PROPOSAL TO AMEND THE 1995 EMPLOYEE AND OFFICER
                  STOCK OPTION PLAN TO INCREASE BY 150,000 THE
                      NUMBER OF SHARES AUTHORIZED FOR GRANT
                             (ITEM 8 ON THE PROXY)

GENERAL

         The Board has determined that an amendment to the Company's 1995 Employee and Officer Stock Option Plan to increase by 150,000 the number of shares authorized for grant (the "Option Plan Amendment") is in the best interests of the Company.

EFFECT OF AND REASONS FOR THE OPTION PLAN AMENDMENT

         The Board has determined that the Company's 1995 Employee and Officer Stock Option Plan (the "1995 Plan") should be amended to increase the shares authorized for grant from 566,667 shares to 716,667 shares.

         Under the 1995 Plan, the Board of Directors (or committee thereof) currently has the discretion to grant up to 566,667 shares of the Company's Common Stock to certain key employees and to the officers of the Company. As of the Record Date, the Board had granted a total of 414,000 options to purchase the Common Stock of the Company to a total of 20 key employees and officers of the Company. The remaining ungranted number of shares of Common Stock as of the record date is 152,667. During 1996, the Directors granted a total of options to purchase 258,000 shares of the Common Stock of the Company.

         The purpose of the 1995 Plan is to promote the growth and profitability of the Company and its subsidiaries by increasing the personal participation of key employees and officers of the Company and its subsidiaries in the continued growth and financial success of the Company and its subsidiaries, while enabling the Company and its subsidiaries to attract and retain key employees and officers of outstanding competence and by providing such key employees and officers with an equity opportunity in the Company. The Board recommends approval of the Option Plan Amendment because it will provide the Company's employees who participate in the 1995 Plan with an incentive to maximize shareholder value. Because the executive officers of the Company will be eligible to participate in the 1995 Plan (and have previously received grants thereunder), they may be deemed to have an interest in the outcome of this proposal.

         The additional shares to be available for grant, if the Option Plan Amendment is approved, would be subject to the same terms and conditions as are the shares currently available under the 1995 Plan, which was approved by the shareholders of the Company at the June 9, 1995 Shareholders' Meeting.

VOTE REQUIRED

         The vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting is required for approval of the Option Plan Amendment.


         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION PLAN
AMENDMENT.

               PROPOSAL TO ADOPT THE EMPLOYEE STOCK PURCHASE PLAN
                             (ITEM 9 ON THE PROXY)


GENERAL

         The Company's Board of Directors has approved a resolution recommending that the Company's shareholders adopt the Company's Employee Stock Purchase Plan (the "Purchase Plan Proposal"), whereby the Company would offer to the employees the opportunity to purchase, at a 15% discount, as defined in the Employee Stock Purchase Plan (the "ESPP"), a maximum of 200,000 shares of the Company's Common Stock. The Board recommends approval of the Purchase Plan Proposal because it will provide to the Company's employees who participate in the ESPP with an incentive to maximize shareholder value.

         The purpose of the ESPP is to promote the growth and profitability of the Company and its subsidiaries by providing the opportunity for employees of the Company to increase their personal participation in the continued growth and financial success of the Company and its subsidiaries, while enabling the Company and its subsidiaries an opportunity to provide to its employees an equity opportunity in the Company.

         The ESPP will provide to all employees who have one continuous year of service with the Company or its subsidiaries the opportunity to purchase shares of Common Stock during two six-month offering periods commencing on January 1 and July 1, respectively, during each calendar year. The employee must elect to participate in any offering period prior to the beginning of such offering period and shall elect on an authorization notice to have deductions made from his or her compensation for each payroll period during the offering period at a rate which shall be at least 1% but not in excess of 15% of his or her compensation. at a rate which shall be at least 1% but not in excess of 15% of his or her compensation. Once this election is made, the employee cannot alter the amount to be deducted.

         At the end of each offering period, the funds accrued in the ESPP on behalf of each employee shall be used to purchase on each participating employee's behalf from the Company the number of shares of Common Stock equal to the total amount deducted from the employee's pay during the just completed offering period divided by 85% of the closing price of the Common Stock on the first or last day of the offering period, whichever is lower. Any amount remaining after the purchase of the Common Stock may be credited to the employee for the next offering period or may be refunded to the employee. The funds deducted from the employee during the offering period remain in the custody of the Company and do not accrue any interest or earnings to the employee.

         No employee may purchase shares through the ESPP if, immediately after the grant, that employee would own shares, or own outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of the outstanding securities of the Company or any subsidiaries. Also, no employee may purchase options for shares under the ESPP with a fair market value that exceeds $25,000 in any calendar year. Because certain of the executive officers of the Company do not own 5% or more of the outstanding Common Stock of the Company, they will be eligible to participate in the ESPP and may be deemed to have an interest in the outcome of the Purchase Plan Proposal.

         An employee may be deemed to have elected to participate in each subsequent offering period following his or her initial election to participate in the ESPP unless he or she files a written withdrawal at least 10 days prior to the beginning of the offering period as of which the employee desires to withdraw from the plan. An employee may withdraw all, but not less than all, payroll deductions accrued by such employee for an offering period at any time during such offering period by delivering a written notice at least 10 days prior to the end of such offering period.

         An employee who has elected to withdraw from the ESPP may resume participation in the same manner and pursuant to same rules as any employee making an initial election to participate in the ESPP, except that, in the event that the employee is an officer or Director of the Company or any subsidiary, he or she may not resume participation in the ESPP any earlier than the first day of an offering period which is more than six months after the effective date of the withdrawal.

         A participating employee may not assign, pledge or otherwise dispose of payroll deductions credited to his or her account or any rights to exercise an option or to receive shares of Common Stock under the ESPP other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

         The ESPP contains usual and customary antidilution provisions and provides the Board with the authority at any time to terminate or amend the ESPP. Any amendment of the ESPP that (i) materially increases the benefits to the employees participating in the ESPP, (ii) materially increases the number of securities that may be issued under the ESPP, or (iii) materially modifies the eligibility requirements for participation in the ESPP shall be subject to approval of the shareholders of the Company.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and voting at the Annual Meeting is required for approval and adoption of the Purchase Plan Proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE PURCHASE PLAN PROPOSAL.

                                  ANNUAL REPORT

         THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996 (THE "ANNUAL REPORT") IS BEING MAILED WITH THIS PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED FROM THE COMPANY. IN ADDITION, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MARCH 31, 1997, WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 (WITHOUT EXHIBITS). ANY SUCH REQUEST SHOULD BE DIRECTED TO THE COMPANY, P. O. BOX 17526, GREENVILLE, SOUTH CAROLINA 29606, ATTENTION: ROBERT S. DAVIS, VICE PRESIDENT - ADMINISTRATION.


                                    AUDITORS

         The Board of Directors has appointed the accounting firm of KPMG Peat Marwick, LLP ("KPMG") as independent auditors for the Company's 1997 fiscal year. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

         On August 26, 1996, the Company determined to dismiss Elliott Davis & Company, L.L.P. ("ED&C") and to engage KPMG as the Company's independent auditors for the 1996 fiscal year. ED&C has served as the Company's principal accountants since 1993. The change in auditors resulted from the Company's decision that it was in the Company's best interest to utilize a national accounting firm, with its attendant size, experience, and expertise. The Audit Committee of the Board and the Board approved the change of accounting firms.

         In connection with ED&C's audit completed for the fiscal year ending December 31, 1995, there were no disagreements between the Company and ED&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the auditors, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Moreover, ED&C's report as principal auditor of the financial statements of the Company for such period did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.


                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for its 1998 meeting of Shareholders must deliver such proposal in writing to the Secretary of the Company at the Company's principal executive offices at Post Office Box 17526, Greenville, South Carolina 29606, not later than December 23, 1997, and must otherwise comply with the rules and regulations of the Securities and Exchange Commission.

                                  OTHER MATTERS

         The Board does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,




                                         C. THOMAS WYCHE, SECRETARY


Dated:  April 22, 1997

                                                                  EXHIBIT A


                            STOCK INCREASE AMENDMENT
                              (ITEM 2 ON THE PROXY)

         The Company shall be authorized to issue up to one hundred million (100,000,000) shares of common stock, par value $.05 per share.

                                      * * *

                            PREFERRED STOCK AMENDMENT
                              (ITEM 3 ON THE PROXY)

         The Company shall be authorized to issue up to twenty million (20,000,000) shares of preferred stock. The relative rights, preferences and limitations of such preferred stock shall be determined by the Company's Board of Directors in its sole discretion. The Company's Board of Directors shall have the sole authority to issue shares of such preferred stock to whomever and for whatever purposes it, in its sole discretion, deems appropriate. The Board is expressly authorized to divide such preferred shares into separate series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series. Each share of each series of serial preferred stock shall have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Among other things, the Board may designate the following variations among any of the various series of preferred stock without further action of the shareholders of the Company:

     (a) the distinctive serial designation and the number of shares constituting such series; (b) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends; (c) the voting powers, full or limited, if any, of shares of such series; (d) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed; (e) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company; (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund; (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; (h) the price or other consideration for which the shares of such series shall be issued; and (i) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

                                      * * *

                            STAGGERED BOARD AMENDMENT
                              (ITEM 4 ON THE PROXY)

         When the Board of Directors shall consist of six (6) or more members, in lieu of electing the whole number of Directors annually, the Directors shall be divided by the Board into three classes, each class to be as nearly equal in number as possible. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the end of the third annual meeting after their election. At each annual meeting after such classification the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. A Director may be removed from office prior to the expiration of such Director's term only for cause and only if such removal is approved by affirmative vote of the Company's outstanding Common Stock.

                                      * * *


                           CUMULATIVE VOTING AMENDMENT
                             (ITEM 5 ON THE PROXY)

         No shareholder shall have any statutory right to cumulate votes with respect to election of directors.

                                      * * *


                             SUPERMAJORITY AMENDMENT
                              (ITEM 6 ON THE PROXY)

         The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the corporation entitled to vote shall be required for approval if (i) the Company merges or consolidates with any other corporation, or if (ii) the Company sells or exchanges all or a substantial part of its assets to or with such other corporation, or if (iii) the Company issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of such other corporation or securities issued by such other corporation, or in a merger of any affiliate of the Company with or into such other corporation or any of its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by the affirmative vote of not less than eighty percent (80%) of the directors, nor shall it apply to any such transaction solely between the Company and another corporation fifty percent (50%) or more of the voting stock of which is owned by the Company. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and, in computing the percentage of outstanding voting stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the shareholders entitled to vote or express consent with respect to such proposal. The shareholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in these Articles of Incorporation, shall be such as may be required by applicable law. A "substantial part" of the corporation's assets shall mean assets the book value of which constitutes more than twenty percent (20%) of the book value, or the fair market value of which constitutes more than twenty percent (20%) of the fair market value, of the total assets of the corporation and its subsidiaries taken as a whole.

                                      * * *

                           RELEVANT FACTORS AMENDMENT
                              (ITEM 7 ON THE PROXY)

         The Board of Directors, when evaluating any offer of another party to
(i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its shareholders, give due consideration to (x) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other constituencies of the Company and its subsidiaries, on the communities and geographical areas in which the Company and its subsidiaries operate or are located and on any of the businesses and properties of the Company or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (y) not only the consideration being offered, in relation to the then-current market price for the Company's outstanding shares of capital stock, but also in relation to the then-current value of the Company in a freely negotiated transaction and in relation to the Board's estimate of the future value of the Company (including the unrealized value of its properties and assets) as an independent going concern.

                                      * * *

                                                                      EXHIBIT B

                  CODE OF LAWS OF SOUTH CAROLINA 1976 ANNOTATED
              TITLE 33. CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS
                         CHAPTER 13. DISSENTERS' RIGHTS

            ARTICLE 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SS. 33-13-101. DEFINITIONS.

 In this chapter:

  (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

  (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

  (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

  (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

  (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

  (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

  (7) "Shareholder" means the record shareholder or the beneficial shareholder.


SS. 33-13-102. RIGHT TO DISSENT.

 A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

  (1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

  (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

  (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

  (4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

   (i) alters or abolishes a preferential right of the shares;

   (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

   (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

   (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

   (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under
Section 33-6-104; or

   (5) the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;

  (6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.


SS. 33-13-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

 (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

 (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.


             ARTICLE 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS


SS. 33-13-200. NOTICE OF DISSENTERS' RIGHTS.

 (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

 (b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.


SS. 33-13-210. NOTICE OF INTENT TO DEMAND PAYMENT.

 (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

 (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.


SS. 33-13-220. DISSENTERS' NOTICE.

 (a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of
Section 33-13-210(a).

 (b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

    (1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;

    (2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

    (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

  (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

  (5) be accompanied by a copy of this chapter.


SS. 33-13-230. SHAREHOLDERS' PAYMENT DEMAND.

 (a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

 (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

 (c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.


SS. 33-13-240. SHARE RESTRICTIONS.

 (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13- 260.

 (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


SS. 33-13-250. PAYMENT.

 (a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

 (b) The payment must be accompanied by:


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



  (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

  (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

  (3) an explanation of how the interest was calculated;

  (4) a statement of the dissenter's right to demand additional payment under
Section 33-13-280; and

  (5) a copy of this chapter.


SS. 33-13-260. FAILURE TO TAKE ACTION.

 (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

 (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.


SS. 33-13-270. AFTER-ACQUIRED SHARES.

 (a) A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

 (b) To the extent the corporation elects to withhold payment under subsection
(a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.


SS. 33-13-280. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

 (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

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  (1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

  (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

  (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

 (b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.


                     ARTICLE 3. JUDICIAL APPRAISAL OF SHARES


SS. 33-13-300. COURT ACTION.

 (a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

 (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

 (c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

 (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

 (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.



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SS. 33-13-310. COURT COSTS AND COUNSEL FEES.

 (a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

 (b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

  (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

  (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

 (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

 (d) In a proceeding commenced by dissenters to enforce the liability under
Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.



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                                                                EXHIBIT C

                  CODE OF LAWS OF SOUTH CAROLINA 1976 ANNOTATED
                              TITLE 35. SECURITIES
          CHAPTER 2. CONTROL SHARE ACQUISITIONS; BUSINESS COMBINATIONS
                      ARTICLE 1. CONTROL SHARE ACQUISITIONS


SS. 35-2-101. "CONTROL SHARES" DEFINED.

 As used in this article, "control shares" means shares that, except for this article, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power would entitle that person, immediately after acquisition of the shares (directly or indirectly, alone or as a part of a group), to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:

  (1) one-fifth or more but less than one-third of all voting power;

  (2) one-third or more but less than a majority of all voting power;

  (3) a majority or more of all voting power.


SS. 35-2-102. "CONTROL SHARE ACQUISITION" DEFINED.

 (a) As used in this article, "control share acquisition" means the acquisition (directly or indirectly) by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.

 (b) For purposes of this section, shares acquired within ninety days or shares acquired pursuant to a plan to make a control share acquisition are considered to have been acquired in the same acquisition.

 (c) For purposes of this section, a person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this article has voting power only of shares in respect of which that person would be able to exercise or direct the exercise of votes without further instruction from others.

 (d) The acquisition of any shares of an issuing public corporation does not constitute a control share acquisition if the acquisition is consummated in any of the following circumstances:

  (1) before the effective date of this chapter;

  (2) pursuant to a contract existing before the effective date of this chapter;

  (3) pursuant to the laws of descent and distribution;

  (4) pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this article;

  (5) pursuant to a merger or plan of share exchange in compliance with law if the issuing public corporation is a party to the agreement of merger or plan of share exchange.

 (e) The acquisition of shares of an issuing public corporation in good faith and not for the purpose of circumventing this article by or from:

  (1) any person whose voting rights had previously been authorized by shareholders in compliance with this article; or

  (2) any person whose previous acquisition of shares of an issuing public corporation would have constituted a control share acquisition but for subsection (d) does not constitute a control share acquisition, unless the acquisition entitles any person (directly or indirectly, alone or as a part of a group) to exercise or direct the exercise of voting power of the corporation in the election of directors in excess of the range of the voting power otherwise authorized.


SS. 35-2-103. "INTERESTED SHARES" DEFINED; "EXCHANGE ACT" DEFINED.

 (A) As used in this article, "interested shares" means the shares of an issuing public corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power of the corporation in the election of directors:

  (1) an acquiring person or member of a group with respect to a control share acquisition;

  (2) any officer of the issuing public corporation;

  (3) any employee of the issuing public corporation who is also a director of the corporation.

 (B) As used in this article, "Exchange Act" means the act of Congress known as the Securities Exchange Act of 1934, as amended.


SS. 35-2-104. "ISSUING PUBLIC CORPORATION" DEFINED.

 (a) As used in this article, "issuing public corporation" means a domestic corporation that has either:

  (1) a class of voting shares registered with the Securities and Exchange Commission or another federal agency under Section 12 of the 1934 Exchange Act; and

  (2) its principal place of business, its principal office, or substantial assets within South Carolina; and either:

   (A) more than ten percent of its shareholders resident in South Carolina;

   (B) more than ten percent of its shares owned by South Carolina residents; or

   (C) ten thousand shareholders resident in South Carolina.

 (b) The residence of a shareholder is presumed to be the address appearing in the records of the corporation.

 (c) Shares held by banks (except as trustee or guardian), brokers, or nominees must be disregarded for purposes of calculating the percentages or numbers described in this section.

SS. 35-2-105. VOTING RIGHTS UNDER SECTION 35-2-109.

 Unless the corporation's articles of incorporation or bylaws provide that this article does not apply to control share acquisitions of shares of the corporation before the control share acquisition, control shares of an issuing public corporation acquired in a control share acquisition have only those voting rights as are conferred by Section 35-2-109.


SS. 35-2-106. ACQUIRING PERSON STATEMENT.

 Any person who proposes to make or has made a control share acquisition may at the person's election deliver an acquiring person statement to the issuing public corporation at the issuing public corporation's principal office. The acquiring person statement must set forth all of the following:

  (1) the identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining control shares;

  (2) a statement that the acquiring person statement is given pursuant to this article;

  (3) the number of shares of the issuing public corporation owned (directly or indirectly) by the acquiring person and each other member of the group;

  (4) the range of voting power under which the control share acquisition falls or, if consummated, would fall;

  (5) if the control share acquisition has not taken place:

   (A) a description in reasonable detail of the terms of the proposed control share acquisition; and

   (B) representations of the acquiring person, together with a statement in reasonable detail of the facts upon which they are based, that the proposed control share acquisition, if consummated, will not be contrary to law, and that the acquiring person has the financial capacity to make the proposed control share acquisition.


SS. 35-2-107. SPECIAL MEETING OF SHAREHOLDERS.

 (a) If the acquiring person requests at the time of delivery of an acquiring person statement and gives an undertaking to pay the corporation's expenses of a special meeting, within ten days thereafter, the directors of the issuing public corporation shall call a special meeting of shareholders of the issuing public corporation for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.

 (b) Unless the acquiring person agrees in writing to another date, the special meeting of shareholders must be held within fifty days after receipt by the issuing public corporation of the request.

 (c) If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition must be presented to the next special or annual meeting of shareholders.

 (d) If the acquiring person requests in writing at the time of delivery of the acquiring person statement, the special meeting must not be held sooner than thirty days after receipt by the issuing public corporation of the acquiring person statement.


SS. 35-2-108. NOTICE OF SHAREHOLDER MEETING.

 (a) If a special meeting is requested, notice of the special meeting of shareholders must be given as promptly as reasonably practicable by the issuing public corporation to all shareholders of record as of the record date set for the meeting, whether or not entitled to vote at the meeting.

 (b) Notice of the special or annual shareholder meeting at which the voting rights are to be considered must include or be accompanied by both of the following:

  (1) a copy of the acquiring person statement delivered to the issuing public corporation pursuant to this article;

  (2) a statement by the board of directors of the corporation, authorized by its directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed control share acquisition.


SS. 35-2-109. VOTING RIGHTS OF ACQUIRED CONTROL SHARES; RESOLUTION.

 (a) Control shares acquired in a control share acquisition have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the shareholders of the issuing public corporation.

 (b) To be approved under this section, the resolution must be approved by:

  (1) each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that voting group, with the holders of the outstanding shares of a class being entitled to vote as a separate voting group if the proposed control share acquisition, if fully carried out, would result in any of the following changes:

  (i) increase or decrease the aggregate number of authorized shares of the class;

  (ii) effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

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



   (iii) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class;

  (iv) change the designation, rights, preferences, or limitations of all or part of the shares of the class;

  (v) change the shares of all or part of the class into a different number of shares of the same class;

  (vi) create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;

  (vii) increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;

  (viii) limit or deny an existing preemptive right of all or part of the shares of the class; or

  (ix) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class; and

  (2) each voting group entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all interested shares.


SS. 35-2-110. REDEMPTION OF ACQUIRED CONTROL SHARES.

 (a) If authorized in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, control shares acquired in a control share acquisition with respect to which no acquiring person statement has been filed with the issuing public corporation, at any time during the period ending sixty days after the last acquisition of control shares by the acquiring person, may be subject to redemption by the corporation at the fair value thereof pursuant to the procedures adopted by the corporation.

 (b) Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person statement has been filed unless the shares are not accorded full voting rights by the shareholders as provided in Section 35-2-109.


SS. 35-2-111. DISSENTERS' RIGHTS; "FAIR VALUE" DEFINED.

 (a) Unless otherwise provided in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, in the event control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters' rights to receive fair value for their shares as provided in this article.

 (b) As soon as practicable after these events have occurred, the board of directors shall cause a notice to be sent to all shareholders of the corporation advising them of the facts and that they have dissenters' rights to receive the fair value of their shares.

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



 (c) As used in this section, 'fair value' with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community, except that this value may not be less than the highest price paid per share by the acquiring person in the control share acquisition.


                        ARTICLE 2. BUSINESS COMBINATIONS


SS. 35-2-201. "AFFILIATE" DEFINED.

 As used in this article, "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a specified person.


SS. 35-2-202. "ANNOUNCEMENT DATE" DEFINED.

 As used in this article, "announcement date", when used in reference to any business combination, means the date of the first public announcement of the definitive proposal for the business combination, without regard to subsequent amendments.


SS. 35-2-203. "ASSOCIATE" DEFINED.

 As used in this article, "associate", when used to indicate a relationship with any person, means:

  (1) any corporation or organization of which the person is an officer or partner or is (directly or indirectly) the beneficial owner of ten percent or more of any class of voting shares;

  (2) any trust or other estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; and

  (3) any relative or spouse of the person, or any relative of the spouse, who has the same home as the person.


SS. 35-2-204. "BENEFICIAL OWNER" DEFINED.

 As used in this article, "beneficial owner", when used with respect to any shares, means a person that:

  (1) individually or with or through any of its affiliates or associates beneficially owns the shares (directly or indirectly);

  (2) individually or with or through any of its affiliates or associates has:


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   (A) the right to acquire the shares (whether the right is exercisable immediately or only after the passage of time) under any agreement, arrangement, or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. However, a person is not considered the beneficial owner of shares tendered under a tender or exchange offer made by the person or any of the person's affiliates or associates until the tendered shares are accepted for purchase or exchange; or

   (B) the right to vote the shares under any agreement, arrangement, or understanding (whether or not in writing). However, a person is not considered the beneficial owner of any shares under this subitem (B) if the agreement, arrangement, or understanding to vote the shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable regulations under the Exchange Act and is not then reportable on a Schedule 13D under the Exchange Act, or any comparable or successor report; or

  (3) has any agreement, arrangement, or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except voting under a revocable proxy or consent as described in subitem (B) of item (2) of this section or disposing of the shares with any other person that beneficially owns, or whose affiliates or associates beneficially own (directly or indirectly) the shares.


SS. 35-2-205. "BUSINESS COMBINATION" DEFINED.

 As used in this article, "business combination", when used in reference to any resident domestic corporation and any interested shareholder of the resident domestic corporation, means any of the following:

  (1) Any merger of the resident domestic corporation or any subsidiary of the resident domestic corporation with:

   (A) the interested shareholder; or

   (B) any other corporation (whether or not itself an interested shareholder of the resident domestic corporation) that is, or after the merger or consolidation would be, an affiliate or associate of the interested shareholder.

  (2) Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition in one transaction or a series of transactions to or with the interested shareholder or any affiliate or associate of the interested shareholder of assets of the resident domestic corporation or any subsidiary of the resident domestic corporation:

   (A) having an aggregate market value equal to ten percent or more of the aggregate market value of all the assets, determined on a consolidated basis, of the resident domestic corporation;

   (B) having an aggregate market value equal to ten percent or more of the aggregate market value of all the outstanding shares of the resident domestic corporation; or

   (C) representing ten percent or more of the earning power or net income, determined on a consolidated basis, of the resident domestic corporation.

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



  (3) The issuance or transfer by the resident domestic corporation or any subsidiary of the resident domestic corporation in one transaction or a series of transactions of any shares of the resident domestic corporation or any subsidiary of the resident domestic corporation that have an aggregate market value equal to five percent or more of the aggregate market value of all the outstanding shares of the resident domestic corporation to the interested shareholder or any affiliate or associate of the interested shareholder except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all shareholders of the resident domestic corporation.

  (4) The adoption of any plan or proposal for the liquidation or dissolution of the resident domestic corporation proposed by, or under any agreement, arrangement, or understanding (whether or not in writing) with, the interested shareholder or any affiliate or associate of the interested shareholder.

  (5) Any:

   (A) reclassification of securities (including without limitation any share split, share dividend, or other distribution of shares in respect of shares, or any reverse share split);

   (B) recapitalization of the resident domestic corporation;

   (C) merger or consolidation of the resident domestic corporation with any subsidiary of the resident domestic corporation; or

   (D) other transaction (whether or not with or into or otherwise involving the interested shareholder) proposed by, or under any agreement, arrangement, or understanding (whether or not in writing) with, the interested shareholder or any affiliate or associate of the interested shareholder, that has the effect (directly or indirectly) of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the resident domestic corporation or any subsidiary of the resident domestic corporation that is (directly or indirectly) owned by the interested shareholder or any affiliate or associate of the interested shareholder, except as a result of immaterial changes due to fractional share adjustments.

  (6) Any receipt by the interested shareholder or any affiliate or associate of the interested shareholder of the benefit (directly or indirectly, except proportionately as a shareholder of the resident domestic corporation) of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the resident domestic corporation.


SS. 35-2-206. "COMMON STOCK" DEFINED.

 As used in this article, "common stock" means any shares other than preferred shares.


SS. 35-2-207. "CONSUMMATION DATE" DEFINED.

 As used in this article, "consummation date", with respect to any business combination, means the date of consummation of the business combination or, in the case of a business combination as to which a shareholder vote is taken, the later of:

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  (1) the business day before the vote; or

  (2) twenty days before the date of consummation of the business combination.


SS. 35-2-208. "CONTROL" DEFINED.

 (a) As used in this article, "control", including the terms "controlling", "controlled by", and "under common control with", means the possession (directly or indirectly) of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

 (b) A person's beneficial ownership of ten percent or more of the voting power of a corporation's outstanding voting shares creates a presumption that the person has control of the corporation.

 (c) Notwithstanding subsections (a) and (b), a person is not considered to have control of a corporation if the person holds voting power, in good faith and not for the purpose of circumventing this article, as an agent, bank, broker, nominee, custodian, or trustee for one or more beneficial owners who do not individually or as a group have control of the corporation.


SS. 35-2-209. "EXCHANGE ACT" DEFINED.

 As used in this article, "Exchange Act" means the act of Congress known as the Securities Exchange Act of 1934, as amended.


SS. 35-2-210. "INTERESTED SHAREHOLDER" DEFINED.

 (a) As used in this article, "interested shareholder", when used in reference to any resident domestic corporation, means any person (other than the resident domestic corporation or any subsidiary of the resident domestic corporation) that is:

  (1) the beneficial owner (directly or indirectly) of ten percent or more of the voting power of the outstanding voting shares of the resident domestic corporation; or

  (2) an affiliate or associate of the resident domestic corporation and at any time within the two-year period immediately before the date in question was the beneficial owner (directly or indirectly) of ten percent or more of the voting power of the then outstanding shares of the resident domestic corporation.

 (b) For the purpose of determining whether a person is an interested shareholder, the number of voting shares of the resident domestic corporation considered to be outstanding includes shares considered to be beneficially owned by the person through application of Section 35-2-204, but does not include any other unissued shares of voting shares of the resident domestic corporation that may be issuable under any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

SS. 35-2-211. "MARKET VALUE" DEFINED.

 As used in this article, "market value", when used in reference to shares or property of any resident domestic corporation, means the following:

  (1) In the case of shares, the highest closing sale price of a share during the thirty-day period immediately preceding the date in question on the composite tape for New York Stock Exchange listed shares, or, if the shares are not quoted on the composite tape or not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which the shares are listed, or, if the shares are not listed on any such exchange, the highest closing bid quotation with respect to a share during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotation is available, the fair market value on the date in question of a share as determined by the board of directors of the resident domestic corporation in good faith.

  (2) In the case of property other than cash or shares, the fair market value of the property on the date in question as determined by the board of directors of the resident domestic corporation in good faith.


SS. 35-2-212. "PREFERRED STOCK" DEFINED.

 As used in this article, "preferred stock" means any class or series of shares of a resident domestic corporation that under the bylaws or articles of incorporation of the resident domestic corporation:

  (1) is entitled to receive payment of dividends before any payment of dividends on some other class or series of shares; or

  (2) is entitled in the event of any voluntary liquidation, dissolution, or winding up of the corporation to receive payment or distribution of a preferential amount before any payments or distributions are received by some other class or series of shares.


SS. 35-2-213. "RESIDENT DOMESTIC CORPORATION" DEFINED.

 (a) As used in this article, "resident domestic corporation" means a domestic corporation that has a class of voting shares registered with the Securities and Exchange Commission or another federal agency under Section 12 of the 1934 Exchange Act.

 (b) A resident domestic corporation does not cease to be a resident domestic corporation by reason of events occurring or actions taken while the resident domestic corporation is subject to this article.

SS. 35-2-214. "SHARE" DEFINED.

 As used in this article, "share" means:

  (1) any share or similar security, any certificate of interest, and participation in any profit sharing agreement, any voting trust certificate, or any certificate of deposit for a share; and

  (2) any security convertible, with or without consideration, into shares, or any warrant, call, or other option or privilege of buying shares without being bound to do so, or any other security carrying any right to acquire, subscribe to, or purchase shares.


SS. 35-2-215. "SHARE ACQUISITION DATE" DEFINED.

 As used in this article, "share acquisition date", with respect to any person and any resident domestic corporation, means the date that the person first becomes an interested shareholder of the resident domestic corporation.


SS. 35-2-216. "SUBSIDIARY" DEFINED.

 As used in this article, "subsidiary" of any resident domestic corporation means any other corporation of which voting shares having a majority of the outstanding voting shares of the other corporation entitled to be cast are owned (directly or indirectly) by the resident domestic corporation.


SS. 35-2-217. "VOTING SHARES" DEFINED.

 As used in this article, "voting shares" means shares of capital stock of a corporation entitled to vote generally in the election of directors.


SS. 35-2-218. BUSINESS COMBINATION WITH INTERESTED SHAREHOLDER WITHIN TWO YEARS OF SHARE ACQUISITION DATE.

 (a) Notwithstanding any other provision of law, except Sections 35-2-220 through 35-2-223, a resident domestic corporation may not engage in any business combination with any interested shareholder of the resident domestic corporation for a period of two years following the interested shareholder's share acquisition date unless the business combination or the purchase of shares made by the interested shareholder on the interested shareholder's share acquisition date is approved by a majority of the disinterested members of the board of directors of the resident domestic corporation before the interested shareholder's share acquisition date. As used in this section, a director or person is 'disinterested' if the director or person is not a present or former officer or employee of the resident domestic corporation, or related corporation. If the board has less than three disinterested directors, the board shall appoint three or more disinterested persons to serve as a committee to vote on the issue.

 (b) If a good faith proposal regarding a business combination is made in writing to the board of directors of the resident domestic corporation, the board of directors shall respond in writing within thirty days or that shorter period, if any, as may be required by the Exchange Act, setting forth its reasons for its decision regarding the proposal.

 (c) If a good faith proposal to purchase shares is made in writing to the board of directors of the resident domestic corporation, the board of directors, unless it responds affirmatively in writing within thirty days or that shorter period, if any, as may be required by the Exchange Act, is considered to have disapproved the share purchase.


SS. 35-2-219. BUSINESS COMBINATION WITH INTERESTED SHAREHOLDER; REQUIREMENTS.

 Notwithstanding any other provision of law, except Sections 35-2-218 and 35-2-220 through 35-2-223, a resident domestic corporation may not engage at any time in any business combination with any interested shareholder of the resident domestic corporation other than a business combination meeting all requirements of the articles of incorporation of the domestic corporation and the requirements specified in any of the following:

  (1) a business combination approved by the board of directors of the resident domestic corporation before the interested shareholder's share acquisition date, or as to which the purchase of shares made by the interested shareholder on the interested shareholder's share acquisition date had been approved by the board of directors of the resident domestic corporation before the interested shareholder's share acquisition date;

  (2) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting shares not beneficially owned by the interested shareholder proposing the business combination, or any affiliate or associate of the interested shareholder proposing the business combination, at a meeting called for that purpose no earlier than two years after the interested shareholder's share acquisition date;

  (3) a business combination that meets all of the following conditions:

   (A) The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of common stock of the resident domestic corporation in the business combination is at least equal to the higher of the following:

    (i) the highest per share price paid by the interested shareholder, at a time when the interested shareholder was the beneficial owner (directly or indirectly) of five percent or more of the outstanding voting shares of the resident domestic corporation, for any shares of common stock of the same class or series acquired by it within the two-year period immediately before the announcement date with respect to the business combination or within the two-year period immediately before, or in, the transaction in which the interested shareholder became an interested shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since the earliest date, up to the amount of the interest;

    (ii) the market value per share of common stock on the announcement date with respect to the business combination or on the interested shareholder's share acquisition date, whichever is higher; plus interest compounded annually from that date through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since that date, up to the amount of the interest.

   (B) The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of any class or series of shares, other than common stock, of the resident domestic corporation is at least equal to the highest of the following (whether or not the interested shareholder has previously acquired any shares of the class or series of shares):

    (i) the highest per share price paid by the interested shareholder, at a time when the interested shareholder was the beneficial owner (directly or indirectly) of five percent or more of the outstanding voting shares of the resident domestic corporation, for any shares of the class or series of shares acquired by it within the two-year period immediately before the announcement date with respect to the business combination or within the two-year period immediately before, or in, the transaction in which the interested shareholder became an interested shareholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of the class or series of shares since the earliest date, up to the amount of the interest;

    (ii) the highest preferential amount per share to which the holders of shares of the class or series of shares are entitled in the event of any voluntary liquidation, dissolution, or winding up of the resident domestic corporation, plus the aggregate amount of any dividends declared or due as to which the holders are entitled before payment of dividends, on some other class or series of shares (unless the aggregate amount of the dividends is included in the preferential amount);

    (iii) the market value per share of the class or series of shares on the announcement date with respect to the business combination or on the interested shareholder's share acquisition date, whichever is higher; plus interest compounded annually from that date through the consummation date at the rate of one-year United States Treasury obligations from time to time in effect less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of the class or series of shares since that date, up to the amount of the interest.

   (C) The consideration to be received by holders of a particular class or series of outstanding shares, including common stock, of the resident domestic corporation in the business combination is in cash or in the same form as the interested shareholder has used to acquire the largest number of shares of the class or series of shares previously acquired by it, and the consideration must be distributed promptly.

   (D) The holders of all outstanding shares of the resident domestic corporation not beneficially owned by the interested shareholder immediately before the consummation of the business combination are entitled to receive in the business combination cash or other consideration for the shares in compliance with subitems (A), (B), and (C).

   (E) After the interested shareholder's share acquisition date and before the consummation date with respect to the business combination, the interested shareholder has not become the beneficial owner of any additional voting shares of the resident domestic corporation except:

     (i) as part of the transaction that resulted in the interested shareholder becoming an interested shareholder;

    (ii) by virtue of proportionate share splits, share dividends, or other distributions of shares in respect of shares not constituting a business combination under Section 35-2-205(5);

     (iii)  through a business  combination  meeting  all of the  conditions  of
Section 35-2-218 and this section; or

    (iv) through purchase by the interested shareholder at any price that, if the price had been paid in an otherwise permissible business combination the announcement date and consummation date of which were the date of the purchase, would have satisfied the requirement of subitems (A), (B), and (C).


SS. 35-2-220. AMENDMENT OF ARTICLES OF INCORPORATION MAKING CORPORATION SUBJECT TO THIS ARTICLE; APPLICATION OF ARTICLE.

 This article does not apply to any business combination of a resident domestic corporation of which the articles of incorporation have been amended to provide that the resident domestic corporation is not subject to this article, and is a business combination with an interested shareholder whose share acquisition date is before the effective date of the amendment.


SS. 35-2-221. ELECTION NOT TO BE COVERED BY THIS ARTICLE; APPLICATION OF
ARTICLE.

 This article does not apply to any business combination of a resident domestic corporation:

   (1) the original articles of incorporation of which contain a provision expressly electing not to be governed by this article; or

  (2) that adopts an amendment of the resident domestic corporation's articles of incorporation expressly electing not to be governed by this article; or

  (3) with an interested shareholder whose share acquisition date is on or before the effective date of this article; or

  (4) such business combination was the subject of a written agreement in existence and binding upon the resident domestic corporation on the effective date of this article and such agreement is not amended or modified in any material respect after the effective date of this article.

SS. 35-2-222. INADVERTENT INTERESTED SHAREHOLDER; APPLICATION OF ARTICLE.

 This article does not apply to any business combination of a resident domestic corporation with an interested shareholder of the resident domestic corporation who became an interested shareholder inadvertently, if the interested shareholder:

  (1) as soon as practicable, divests itself of a sufficient amount of the voting shares of the corporation so that it no longer is the beneficial owner (directly or indirectly) of ten percent or more of the outstanding voting shares of the resident domestic corporation; and

  (2) at any time within the two-year period preceding the announcement date with respect to the business combination would not have been an interested shareholder but for the inadvertent acquisition.


SS. 35-2-223. INTERESTED SHAREHOLDER ON THE EFFECTIVE DATE OF THIS CHAPTER;
 APPLICATION OF ARTICLE.

 This article does not apply to any business combination with an interested shareholder who was an interested shareholder on the effective date of this chapter.


SS. 35-2-224. APPLICABILITY TO FOREIGN CORPORATIONS.

 (a) The provisions of this article also apply to a foreign corporation incorporated in any state other than South Carolina that has:

  (1) a class of voting shares registered with the Securities and Exchange Commission or another federal agency under Section 12 of the 1934 Exchange Act; and

  (2) its principal place of business, its principal office, or more than forty percent of its assets within South Carolina; and either:

   (A) more than ten percent of its shareholders resident in South Carolina;

   (B) more than ten percent of its shares owned by South Carolina residents; or

   (C) ten thousand shareholders resident in South Carolina.

 (b) The residence of a shareholder is presumed to be the address appearing in the records of the corporation.

 (c) Shares held by banks (except as trustee or guardian), brokers, or nominees must be disregarded for purposes of calculating the percentages or numbers described in this section.


SS. 35-2-225. SEVERABILITY.

 If any section, subsection, item, paragraph, subparagraph, sentence, clause, or phrase of this article is declared invalid, unenforceable, unlawful, or unconstitutional by a court of competent jurisdiction by final judgment, that judgment shall not affect or does not affect any other section, subsection, item, paragraph, subparagraph, sentence, clause, or phrase of this article which will remain in full force and effect as if the portion declared invalid or unconstitutional was not a part thereof originally.


SS. 35-2-226. CONFLICT OF LAWS WITH RESPECT TO FOREIGN CORPORATIONS.

 If the laws of the State under which a foreign corporation otherwise affected by this article was incorporated, chartered, or otherwise organized are expressly inconsistent with any section, subsection, item, paragraph, subparagraph, sentence, clause, or phrase of this article, that portion of this article has no force and effect with respect to that foreign corporation and the remainder of this article remains in full force and effect with respect to that foreign corporation as if that inconsistent section, subsection, item, paragraph, subparagraph, sentence, clause, or phrase of this article was not a part thereof originally.

**************************************************************************
                                    APPENDIX
**************************************************************************
                              Emergent Group, Inc.
                         15 South Main Street, Suite 750
                                 P. O. Box 17526
                              Greenville, SC 29606

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EMERGENT
GROUP, INC. (THE "COMPANY")
The undersigned hereby appoints C. T. Wyche and Robert S. Davis or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company held of record by the undersigned on March 31, 1997, at the Annual Meeting of Shareholders to be held on May 27, 1997, or any adjournment thereof.

PROXY FOR COMMON STOCK


1.       ELECTION OF DIRECTORS
         |_| For the eight Nominees listed below              |_| Withhold Authority to vote for the eight Nominees
                                                                    listed below

         Porter B. Rose (one year), John M. Sterling,  Jr. (one year),  Clarence
         B. Bauknight (two years), Keith B. Giddens (two years), Tecumseh Hooper, Jr. (two years), Larry G. Blackwell (three years), Buck Mickel (three years), J. Robert Philpott, Jr. (three years).

         Instructions:

         1. To Withhold Authority to Vote For Individual Nominee(s), Write the Name(s) of the Nominee(s) For Whom You Wish to Withhold Authority Below:

                  -----------------------------------------------------------

         2. If you desire to cumulate your votes for any particular Nominee(s), and you elect cumulative voting (SEE "CUMULATIVE VOTING" UNDER PROXY ITEM 1 IN THE PROXY STATEMENT), write your instructions as to the number of votes cast for each Nominee and the name(s) of the Nominee(s) in the space provided below.

                  -------------------------------------------------------------

         If the Staggered Board Proposal (Proxy Item 4) is adopted, the foregoing Directors shall be elected to serve the terms set forth parenthetically after their names. If Proxy Item 4 is not adopted, all Directors shall be elected for a one year term.

2. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 100,000,000.

                           |_|FOR         |_|AGAINST       |_|ABSTAIN

3. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO AUTHORIZE 20,000,000 SHARES OF PREFERRED STOCK WITH SUCH RIGHTS AND PREFERENCES AS THE BOARD SHALL DETERMINE.

                           |_|FOR         |_|AGAINST       |_|ABSTAIN

4. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE STAGGERED TERMS FOR THE COMPANY'S BOARD OF DIRECTORS AND TO PROVIDE THAT A DIRECTOR MAY BE REMOVED ONLY FOR CAUSE.

                           |_|FOR          |_|AGAINST      |_|ABSTAIN

5. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING BY SHAREHOLDERS FOR THE ELECTION OF DIRECTORS.
                           |_|FOR         |_|AGAINST       |_|ABSTAIN

6. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE TO 80% THE VOTE REQUIRED TO APPROVE CERTAIN CORPORATE TRANSACTIONS.

                           |_|FOR          |_|AGAINST      |_|ABSTAIN

7. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO ESTABLISH RELEVANT FACTORS TO BE CONSIDERED BY THE BOARD IN EVALUATING CERTAIN EXTRAORDINARY CORPORATE TRANSACTIONS.

                           |_|FOR          |_|AGAINST        |_|ABSTAIN

8. PROPOSAL TO AMEND THE 1995 EMPLOYEE AND OFFICER STOCK OPTION PLAN TO INCREASE BY 150,000 THE NUMBER OF SHARES AUTHORIZED FOR GRANT.

                           |_|FOR         |_|AGAINST          |_|ABSTAIN

9.       PROPOSAL TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN.

                           |_|FOR           |_|AGAINST        |_|ABSTAIN

10. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 9 AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                              DATE: _____________________________________

                              ___________________________________________
                              SIGNATURE

                              ___________________________________________

                              SIGNATURE IF HELD JOINTLY

                              PLEASE MARK, SIGN, DATE AND RETURN THE
                              PROXY CARD PROMPTLY USING THE ENCLOSED
                              ENVELOPE.

                              THE ABOVE SIGNATURE HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS DATED APRIL 22, 1997, AND THE PROXY STATEMENT FURNISHED THEREWITH.